Exhibit 99.2

CITIGROUP -- QUARTERLY FINANCIAL DATA SUPPLEMENT	4Q20

Page
Citigroup
Financial Summary	1
Consolidated Statement of Income	2
Consolidated Balance Sheet	3
Segment Detail
Net Revenues	4
Income, Regional Average Assets and ROA	5

Global Consumer Banking (GCB)	6
Retail Banking and Cards Key Indicators	7
North America	8 - 10
Latin America(1)	11 - 12
Asia(2)	13 - 14
Institutional Clients Group (ICG)	15
Revenues by Business	16

Corporate / Other	17

Citigroup Supplemental Detail
Average Balances and Interest Rates	18
Deposits	19
EOP Loans	20
Consumer Loan Delinquencies and Ratios
90+ Days	21
30-89 Days	22
Allowance for Credit Losses on Loans and Unfunded Lending Commitments	23 - 24
Components of Provision for Credit Losses on Loans	25
Non-Accrual Assets	26

CET1 Capital and Supplementary Leverage Ratios, Tangible Common Equity,	27
Book Value Per Share and Tangible Book Value Per Share

(1)	Latin America GCB consists of Citi's consumer banking operations in Mexico.
(2)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.

CITIGROUP FINANCIAL SUMMARY

(In millions of dollars, except per share amounts and as otherwise noted)

	4Q	1Q	2Q	3Q	4Q	4Q20 Increase/ (Decrease) from		Full Year	Full Year	YTD 2020 vs. YTD 2019 Increase/
	2019	2020(1)	2020(1)	2020(1)	2020	3Q20	4Q19	2019	2020	(Decrease)
Total revenues, net of interest expense	$18,378	$20,731	$19,766	$17,302	$16,499	(5%)	(10%)	$74,286	$74,298	-
Total operating expenses	10,454	10,643	10,460	10,964	10,714	(2%)	2%	42,002	42,781	2%
Net credit losses (NCLs)	1,944	2,059	2,161	1,919	1,472	(23%)	(24%)	7,768	7,611	(2%)
Credit reserve build / (release) for loans	179	4,318	5,829	12	(1,848)	NM	NM	450	8,311	NM
Provision / (release) for unfunded lending commitments	74	557	113	424	352	(17%)	NM	92	1,446	NM
Provisions for benefits and claims, HTM debt securities and other assets	25	26	94	29	(22)	NM	NM	73	127	74%
Provisions for credit losses and for benefits and claims	2,222	6,960	8,197	2,384	(46)	NM	NM	8,383	17,495	NM
Income from continuing operations before income taxes	5,702	3,128	1,109	3,954	5,831	47%	2%	23,901	14,022	(41%)
Income taxes(3)	703	580	52	777	1,183	52%	68%	4,430	2,592	(41%)
Income from continuing operations	4,999	2,548	1,057	3,177	4,648	46%	(7%)	19,471	11,430	(41%)
Income (loss) from discontinued operations, net of taxes	(4)	(18)	(1)	(7)	6	NM	NM	(4)	(20)	NM
Net income before noncontrolling interests	4,995	2,530	1,056	3,170	4,654	47%	(7%)	19,467	11,410	(41%)
Net income (loss) attributable to noncontrolling interests	16	(6)	-	24	22	(8%)	38%	66	40	(39%)
Citigroup's net income	$4,979	$2,536	$1,056	$3,146	$4,632	47%	(7%)	$19,401	$11,370	(41%)

Diluted earnings per share(2):
Income from continuing operations	$2.15	$1.06	$0.38	$1.36	$2.07	52%	(4%)	$8.04	$4.88	(39%)
Citigroup's net income	$2.15	$1.06	$0.38	$1.36	$2.08	53%	(3%)	$8.04	$4.87	(39%)
Shares (in millions)(2):
Average basic	2,149.4	2,097.9	2,081.7	2,081.8	2,081.9	-	(3%)	2,249.2	2,085.8	(7%)
Average diluted	2,166.8	2,113.7	2,084.3	2,094.3	2,095.7	-	(3%)	2,265.3	2,099.0	(7%)
Common shares outstanding, at period end	2,114.1	2,081.8	2,081.9	2,082.0	2,082.1	-	(2%)

Preferred dividends	$296	$291	$253	$284	$267	(6%)	(10%)	$1,109	$1,095	(1%)

Income allocated to unrestricted common shareholders - basic
Income from continuing operations	$4,653	$2,242	$793	$2,851	$4,335	52%	(7%)	$18,174	$10,221	(44%)
Citigroup's net income	$4,649	$2,224	$792	$2,844	$4,341	53%	(7%)	$18,171	$10,201	(44%)

Income allocated to unrestricted common shareholders – diluted(2)
Income from continuing operations	$4,661	$2,249	$793	$2,858	$4,342	52%	(7%)	$18,207	$10,251	(44%)
Citigroup's net income	$4,657	$2,231	$792	$2,851	$4,349	53%	(7%)	$18,204	$10,231	(44%)

Regulatory capital ratios and performance metrics:
Common Equity Tier 1 (CET1) Capital ratio(3)(4)(5)(6)	11.81%	11.18%	11.59%	11.75%	11.8%
Tier 1 Capital ratio(3)(4)(5)(6)	13.36%	12.62%	13.08%	13.25%	13.4%
Total Capital ratio(3)(4)(5)(6)	15.97%	15.06%	15.56%	15.65%	15.7%
Supplementary Leverage ratio (SLR)(4)(5)(6)(7)	6.21%	5.97%	6.66%	6.83%	7.0%
Return on average assets	0.99%	0.49%	0.19%	0.55%	0.80%			0.98%	0.51%
Return on average common equity	10.6%	5.2%	1.8%	6.5%	9.8%			10.3%	5.9%
Efficiency ratio (total operating expenses/total revenues, net)	56.9%	51.3%	52.9%	63.4%	64.9%			56.5%	57.6%

Balance sheet data (in billions of dollars, except per share amounts)(5):
Total assets	$1,951.2	$2,220.1	$2,232.8	$2,234.5	$2,260.3	1%	16%
Total average assets	1,996.6	2,079.7	2,266.6	2,259.4	2,299.4	2%	15%	$1,978.8	$2,226.3	13%
Total deposits	1,070.6	1,184.9	1,233.7	1,262.6	1,280.7	1%	20%
Citigroup's stockholders' equity	193.2	192.7	191.7	193.9	199.8	3%	3%
Book value per share	82.90	83.92	83.45	84.48	86.59	2%	4%
Tangible book value per share(8)	70.39	71.69	71.20	71.95	73.83	3%	5%

Direct staff (in thousands)	200	201	204	209	210	-	5%

(1)

In 4Q20, Citi revised the 2Q20 accounting conclusion from a “change in accounting estimate effected by a change in accounting principle” to a “change in accounting principle”, which requires an adjustment to January 1, 2020 opening retained earnings, rather than net income. As a result, Citi`s full year and quarterly results for 2020 have been revised to reflect this change as if it were effective as of January 1, 2020. Citi recorded an increase to its beginning retained earnings on January 1, 2020 of $330 million and a decrease of $443 million in its allowance for credit losses on loans, as well as a $113 million increase in Other assets related to income taxes, and recorded a decrease of $18 million ($7 million in GCB NA Citi-branded cards, ($16) million in GCB NA Citi retail services, $9 million in GCB Latin America, and $18 million in GCB Asia ) to its provisions for credit losses on loans in 1Q20 and increase of $339 million ($182 million in GCB NA Citi-branded cards, $158 million in GCB NA Citi retail services, $7 million in GCB Latin America, and $(8) million in GCB Asia), and $122 million ($3 million in GCB NA Citi-branded cards, $50 million in GCB Latin America, and $69 million in GCB Asia) to its provisions for credit losses on loans in 2Q20 and 3Q20, respectively. In addition, Citi`s operating expenses increased by $49 million ($14 million in GCB NA Citi-branded cards, $22 million in GCB NA Citi retail services, $6 million in GCB Latin America, and $7 million in GCB Asia), and $45 million, ($15 million in GCB NA Citi-branded cards, $21 million in GCB NA Citi retail services, $4 million in GCB Latin America, and $5 million in GCB Asia) with a corresponding decrease in net credit losses, in 1Q20 and 2Q20, respectively.

(2)

Certain securities are excluded from the second quarter of 2020 diluted EPS calculation because they were anti-dilutive. Year-to-date EPS will not equal the sum of the individual quarters because the year-to-date EPS calculation is a separate calculation.

(3)

4Q19 includes discrete tax items of roughly $540 million, including an approximate $430 million benefit of a reduction in Citi’s valuation allowance related to its deferred tax assets (DTAs). 3Q19 includes discrete tax items of roughly $230 million, including an approximate $180 million benefit of a reduction in Citi’s valuation allowance related to its DTAs.

(4)

Citi's reportable CET1 Capital and Tier 1 Capital ratios were derived under the U.S. Basel III Advanced Approaches framework as of March 31, 2020 and all subsequent periods, and the U.S. Basel III Standardized Approach framework as of December 31, 2019, whereas Citi's reportable Total Capital ratios were derived under the U.S. Basel III Advanced Approaches framework for all periods presented. The reportable ratios represent the lower of each of the three risk-based capital ratios (CET1 Capital, Tier 1 Capital and Total Capital) under both the Standardized Approach and the Advanced Approaches under the Collins Amendment. For the composition of Citi's CET1 Capital and ratio, see page 27.

(5)	December 31, 2020 is preliminary.
(6)

Citi has elected to apply the modified transition provision related to the impact of the CECL accounting standard on regulatory capital, as provided by the U.S. banking agencies’ September 2020 final rule. For additional information, see "Capital Resources" in Citi's Third Quarter of 2020 Form 10-Q.

(7)	For the composition of Citi's SLR, see page 27.
(8)	Tangible book value per share is a non-GAAP financial measure. For a reconciliation of this measure to reported results, see page 27.

Note: Ratios and variance percentages are calculated based on the displayed amounts. Due to averaging and roundings, quarterly earnings per share may not sum to the YTD totals.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

CITIGROUP CONSOLIDATED STATEMENT OF INCOME

(In millions of dollars)

	4Q	1Q	2Q	3Q	4Q	4Q20 Increase/ (Decrease) from		Full Year	Full Year	YTD 2020 vs. YTD 2019 Increase/
	2019	2020(1)	2020(1)	2020(1)	2020	3Q20	4Q19	2019	2020	(Decrease)

Revenues
Interest revenue	$18,545	$17,139	$14,589	$13,314	$13,047	(2%)	(30%)	$76,510	$58,089	(24%)
Interest expense	6,548	5,647	3,509	2,821	2,564	(9%)	(61%)	29,163	14,541	(50%)
Net interest revenue	11,997	11,492	11,080	10,493	10,483	-	(13%)	47,347	43,548	(8%)

Commissions and fees	3,033	3,021	2,933	2,753	2,678	(3%)	(12%)	11,746	11,385	(3%)
Principal transactions	1,412	5,261	4,157	2,508	1,959	(22%)	39%	8,892	13,885	56%
Administrative and other fiduciary fees	823	854	819	892	907	2%	10%	3,411	3,472	2%
Realized gains (losses) on investments	515	432	748	304	272	(11%)	(47%)	1,474	1,756	19%
Impairment losses on investments and other assets	(5)	(55)	(69)	(30)	(11)	63%	NM	(32)	(165)	NM
Provision for credit losses on AFS debt securities(2)	-	-	(8)	4	1	(75%)	100%	-	(3)	NM
Other revenue (loss)	603	(274)	106	378	210	(44%)	(65%)	1,448	420	(71%)
Total non-interest revenues	6,381	9,239	8,686	6,809	6,016	(12%)	(6%)	26,939	30,750	14%
Total revenues, net of interest expense	18,378	20,731	19,766	17,302	16,499	(5%)	(10%)	74,286	74,298	-

Provisions for credit losses and for benefits and claims
Net credit losses	1,944	2,059	2,161	1,919	1,472	(23%)	(24%)	7,768	7,611	(2%)
Credit reserve build / (release) for loans	179	4,318	5,829	12	(1,848)	NM	NM	450	8,311	NM
Provision for credit losses on loans	2,123	6,377	7,990	1,931	(376)	NM	NM	8,218	15,922	94%
Provision for credit losses on held-to-maturity (HTM) debt securities	-	6	31	(16)	(14)	13%	NM	-	7	NM
Provision for credit losses on other assets	-	(4)	48	(13)	(24)	(85%)	NM	-	7	NM
Policyholder benefits and claims	25	24	15	58	16	(72%)	(36%)	73	113	55%
Provision for credit losses on unfunded lending commitments	74	557	113	424	352	(17%)	NM	92	1,446	NM
Total provisions for credit losses and for benefits and claims	2,222	6,960	8,197	2,384	(46)	NM	NM	8,383	17,495	NM

Operating expenses
Compensation and benefits	5,065	5,654	5,624	5,595	5,341	(5%)	5%	21,433	22,214	4%
Premises and equipment	615	565	562	575	631	10%	3%	2,328	2,333	-
Technology / communication	1,850	1,723	1,741	1,891	2,028	7%	10%	7,077	7,383	4%
Advertising and marketing	345	328	299	238	352	48%	2%	1,516	1,217	(20%)
Other operating	2,579	2,373	2,234	2,665	2,362	(11%)	(8%)	9,648	9,634	-
Total operating expenses	10,454	10,643	10,460	10,964	10,714	(2%)	2%	42,002	42,781	2%

Income from continuing operations before income taxes	5,702	3,128	1,109	3,954	5,831	47%	2%	23,901	14,022	(41%)
Provision for income taxes (3)	703	580	52	777	1,183	52%	68%	4,430	2,592	(41%)

Income (loss) from continuing operations	4,999	2,548	1,057	3,177	4,648	46%	(7%)	19,471	11,430	(41%)
Discontinued operations
Income (loss) from discontinued operations	(4)	(18)	(1)	(7)	6	NM	NM	(31)	(20)	35%
Provision (benefit) for income taxes	-	-	-	-	-	-	-	(27)	-	100%
Income (loss) from discontinued operations, net of taxes	(4)	(18)	(1)	(7)	6	NM	NM	(4)	(20)	NM

Net income before noncontrolling interests	4,995	2,530	1,056	3,170	4,654	47%	(7%)	19,467	11,410	(41%)

Net income (loss) attributable to noncontrolling interests	16	(6)	-	24	22	(8%)	38%	66	40	(39%)
Citigroup's net income	$4,979	$2,536	$1,056	$3,146	$4,632	47%	(7%)	$19,401	$11,370	(41%)

(1)	See footnote1 on page 1.
(2)	In accordance with ASC 326.
(3)

4Q19 includes discrete tax items of roughly $540 million, including an approximate $430 million benefit of a reduction in Citi’s valuation allowance related to its deferred tax assets (DTAs). 3Q19 includes discrete tax items of roughly $230 million, including an approximate $180 million benefit of a reduction in Citi’s valuation allowance related to its DTAs.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

CITIGROUP CONSOLIDATED BALANCE SHEET

(In millions of dollars)

						4Q20 Increase/
	December 31,	March 31,	June 30,	September 30,	December 31,	(Decrease) from
	2019	2020(1)	2020(1)	2020	2020(2)	3Q20	4Q19
Assets
Cash and due from banks (including segregated cash and other deposits)	$23,967	$23,755	$22,889	$25,308	$26,349	4%	10%
Deposits with banks, net of allowance	169,952	262,165	286,884	298,387	283,266	(5%)	67%
Securities borrowed and purchased under agreements to resell, net of allowance	251,322	262,536	282,917	289,358	294,712	2%	17%
Brokerage receivables, net of allowance	39,857	68,555	51,633	51,610	44,806	(13%)	12%
Trading account assets	276,140	365,000	362,311	348,209	375,079	8%	36%
Investments
Available-for-sale debt securities, net of allowance	280,265	308,219	342,256	343,690	335,084	(3%)	20%
Held-to-maturity debt securities, net of allowance	80,775	82,315	83,332	96,065	104,943	9%	30%
Equity securities	7,523	8,349	7,665	7,769	7,332	(6%)	(3%)
Total investments	368,563	398,883	433,253	447,524	447,359	-	21%
Loans, net of unearned income
Consumer	309,548	288,430	281,113	280,025	288,839	3%	(7%)
Corporate	389,935	432,590	404,179	386,886	387,044	-	(1%)
Loans, net of unearned income	699,483	721,020	685,292	666,911	675,883	1%	(3%)
Allowance for credit losses on loans (ACLL)	(12,783)	(20,380)	(26,298)	(26,426)	(24,956)	6%	(95%)
Total loans, net	686,700	700,640	658,994	640,485	650,927	2%	(5%)
Goodwill	22,126	21,264	21,399	21,624	22,162	2%	-
Intangible assets (including MSRs)	4,822	4,560	4,451	4,804	4,747	(1%)	(2%)
Other assets, net of allowance	107,709	112,756	108,068	107,150	110,914	4%	3%
Total assets	$1,951,158	$2,220,114	$2,232,799	$2,234,459	$2,260,321	1%	16%

Liabilities
Non-interest-bearing deposits in U.S. offices	$98,811	$113,371	$115,386	$121,183	$126,942	5%	28%
Interest-bearing deposits in U.S. offices	401,418	462,327	490,823	497,487	503,213	1%	25%
Total U.S. deposits	500,229	575,698	606,209	618,670	630,155	2%	26%
Non-interest-bearing deposits in offices outside the U.S.	85,692	85,439	87,479	94,208	100,543	7%	17%
Interest-bearing deposits in offices outside the U.S.	484,669	523,774	539,972	549,745	549,973	-	13%
Total international deposits	570,361	609,213	627,451	643,953	650,516	1%	14%

Total deposits	1,070,590	1,184,911	1,233,660	1,262,623	1,280,671	1%	20%
Securities loaned and sold under agreements to resell	166,339	222,324	215,722	207,227	199,525	(4%)	20%
Brokerage payables	48,601	74,368	60,567	54,328	50,484	(7%)	4%
Trading account liabilities	119,894	163,995	149,264	146,990	168,027	14%	40%
Short-term borrowings	45,049	54,951	40,156	37,439	29,514	(21%)	(34%)
Long-term debt	248,760	266,098	279,775	273,254	271,686	(1%)	9%
Other liabilities(3)	57,979	60,141	61,269	58,003	59,891	3%	3%
Total liabilities	$1,757,212	$2,026,788	$2,040,413	$2,039,864	$2,059,798	1%	17%

Equity
Stockholders' equity
Preferred stock	$17,980	$17,980	$17,980	$17,980	$19,480	8%	8%
Common stock	31	31	31	31	31	-	-
Additional paid-in capital	107,840	107,550	107,668	107,764	107,846	-	-
Retained earnings	165,369	163,782	163,515	165,303	168,595	2%	2%
Treasury stock, at cost	(61,660)	(64,147)	(64,143)	(64,137)	(64,129)	-	(4%)
Accumulated other comprehensive income (loss) (AOCI)	(36,318)	(32,521)	(33,345)	(33,065)	(32,058)	3%	12%
Total common equity	$175,262	$174,695	$173,726	$175,896	$180,285	2%	3%

Total Citigroup stockholders' equity	$193,242	$192,675	$191,706	$193,876	$199,765	3%	3%
Noncontrolling interests	704	651	680	719	758	5%	8%
Total equity	193,946	193,326	192,386	194,595	200,523	3%	3%
Total liabilities and equity	$1,951,158	$2,220,114	$2,232,799	$2,234,459	$2,260,321	1%	16%

(1)	See footnote1 on page 1.
(2)	Preliminary.
(3)	Includes allowance for credit losses for unfunded lending commitments. See page 23 for amounts by period.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

SEGMENT DETAIL

NET REVENUES

(In millions of dollars)

						4Q20 Increase/		Full	Full	YTD 2020 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2019 Increase/
	2019	2020	2020	2020	2020	3Q20	4Q19	2019	2020	(Decrease)
Global Consumer Banking
North America	$5,253	$5,224	$4,742	$4,527	$4,655	3%	(11%)	$20,398	$19,148	(6%)
Latin America	1,377	1,199	1,050	1,027	1,096	7%	(20%)	5,238	4,372	(17%)
Asia(1)	1,829	1,751	1,547	1,619	1,554	(4%)	(15%)	7,335	6,471	(12%)
Total	8,459	8,174	7,339	7,173	7,305	2%	(14%)	32,971	29,991	(9%)

Institutional Clients Group
North America	3,314	4,947	4,987	3,920	3,331	(15%)	1%	13,459	17,185	28%
EMEA	2,738	3,470	3,392	3,085	2,867	(7%)	5%	12,006	12,814	7%
Latin America	1,297	1,418	1,207	1,141	1,072	(6%)	(17%)	5,166	4,838	(6%)
Asia	2,028	2,649	2,551	2,207	2,009	(9%)	(1%)	8,670	9,416	9%
Total	9,377	12,484	12,137	10,353	9,279	(10%)	(1%)	39,301	44,253	13%

Corporate / Other	542	73	290	(224)	(85)	62%	NM	2,014	54	(97%)

Total Citigroup - net revenues	$18,378	$20,731	$19,766	$17,302	$16,499	(5%)	(10%)	$74,286	$74,298	-

(1)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

SEGMENT DETAIL

INCOME

(In millions of dollars)

						4Q20 Increase/		Full	Full	YTD 2020 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2019 Increase/
	2019	2020(1)	2020(1)	2020(1)	2020	3Q20	4Q19	2019	2020	(Decrease)
Income (loss) from continuing operations

Global Consumer Banking
North America	$970	$(916)	$(721)	$690	$1,006	46%	4%	$3,224	$59	(98%)
Latin America	234	(29)	13	117	176	50%	(25%)	901	277	(69%)
Asia (2)	374	204	50	167	117	(30%)	(69%)	1,577	538	(66%)
Total	1,578	(741)	(658)	974	1,299	33%	(18%)	5,702	874	(85%)

Institutional Clients Group
North America	895	896	660	1,058	1,080	2%	21%	3,511	3,694	5%
EMEA	677	1,035	493	893	906	1%	34%	3,867	3,327	(14%)
Latin America	565	526	(194)	108	966	NM	71%	2,111	1,406	(33%)
Asia	741	1,169	921	860	722	(16%)	(3%)	3,455	3,672	6%
Total	2,878	3,626	1,880	2,919	3,674	26%	28%	12,944	12,099	(7%)

Corporate / Other	543	(337)	(165)	(716)	(325)	55%	NM	825	(1,543)	NM

Income from continuing operations	$4,999	$2,548	$1,057	$3,177	$4,648	46%	(7%)	$19,471	$11,430	(41%)

Discontinued operations	(4)	(18)	(1)	(7)	6	NM	NM	(4)	(20)	NM

Net income attributable to noncontrolling interests	16	(6)	-	24	22	(8%)	38%	66	40	(39%)

Total Citigroup - net income	$4,979	$2,536	$1,056	$3,146	$4,632	47%	(7%)	$19,401	$11,370	(41%)

Average assets (in billions)
North America	$1,053	$1,113	$1,256	$1,245	$1,262	1%	20%	$1,034	$1,219	18%
EMEA(2)	357	378	412	412	419	2%	17%	363	405	12%
Latin America	133	129	128	129	129	-	(3%)	129	129	-
Asia(2)	359	366	378	380	393	3%	9%	356	379	6%
Corporate / Other	95	94	93	93	96	3%	1%	97	94	(3%)
Total	$1,997	$2,080	$2,267	$2,259	$2,299	2%	15%	$1,979	$2,226	12%

Return on average assets (ROA) on net income (loss)
North America	0.70%	0.00%	(0.02%)	0.56%	0.66%			0.65%	0.31%
EMEA(2)	0.74%	1.09%	0.48%	0.84%	0.85%			1.05%	0.81%
Latin America	2.38%	1.55%	(0.57%)	0.69%	3.52%			2.33%	1.30%
Asia(2)	1.22%	1.51%	1.04%	1.08%	0.85%			1.41%	1.11%
Corporate / Other	2.24%	(1.50%)	(0.70%)	(3.09%)	(1.33%)			0.83%	(1.66%)
Total	0.99%	0.49%	0.19%	0.55%	0.80%			0.98%	0.51%

(1)	See footnote1 on page 1.
(2)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

(In millions of dollars, except as otherwise noted)

						4Q20 Increase/		Full	Full	YTD 2020 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2019 Increase/
	2019	2020(1)	2020(1)	2020(1)	2020	3Q20	4Q19	2019	2020	(Decrease)
Net interest revenue	$7,181	$7,072	$6,534	$6,251	$6,343	1%	(12%)	$28,205	$26,200	(7%)
Non-interest revenue	1,278	1,102	805	922	962	4%	(25%)	4,766	3,791	(20%)
Total revenues, net of interest expense	8,459	8,174	7,339	7,173	7,305	2%	(14%)	32,971	29,991	(9%)
Total operating expenses	4,373	4,417	4,058	4,217	4,511	7%	3%	17,628	17,203	(2%)
Net credit losses on loans	1,842	1,934	1,842	1,598	1,272	(20%)	(31%)	7,382	6,646	(10%)
Credit reserve build / (release) for loans	120	2,811	2,299	34	(193)	NM	NM	439	4,951	NM
Provision for credit losses on unfunded lending commitments	2	(1)	-	5	(4)	NM	NM	1	-	(100%)
Provisions for benefits and claims, HTM debt securities and other assets	25	20	38	45	2	(96%)	(92%)	73	105	44%
Provisions for credit losses and for benefits and claims (PBC)	1,989	4,764	4,179	1,682	1,077	(36%)	(46%)	7,895	11,702	48%
Income (loss) from continuing operations before taxes	2,097	(1,007)	(898)	1,274	1,717	35%	(18%)	7,448	1,086	(85%)
Income taxes (benefits)	519	(266)	(240)	300	418	39%	(19%)	1,746	212	(88%)
Income (loss) from continuing operations	1,578	(741)	(658)	974	1,299	33%	(18%)	5,702	874	(85%)
Noncontrolling interests	3	(1)	(2)	-	(1)	(100%)	NM	6	(4)	NM
Net income (loss)	$1,575	$(740)	$(656)	$974	$1,300	33%	(17%)	$5,696	$878	(85%)
EOP assets (in billions)	$407	$403	$423	$435	$434	-	7%
Average assets (in billions)	399	406	418	$434	$447	3%	12%	$389	$426	10%
Return on average assets	1.57%	(0.73%)	(0.63%)	0.89%	1.16%			1.46%	0.21%
Efficiency ratio	52%	54%	55%	59%	62%			53%	57%

Net credit losses as a % of average loans	2.51%	2.68%	2.73%	2.33%	1.83%			2.60%	2.39%

Revenue by business
Retail banking	$3,124	$3,046	$2,836	$2,916	$2,936	1%	(6%)	$12,549	$11,734	(6%)
Cards (2)	5,335	5,128	4,503	4,257	4,369	3%	(18%)	20,422	18,257	(11%)
Total	$8,459	$8,174	$7,339	$7,173	$7,305	2%	(14%)	$32,971	$29,991	(9%)

Net credit losses on loans by business
Retail banking	$227	$230	$200	$190	$185	(3%)	(19%)	$910	$805	(12%)
Cards (2)	1,615	1,704	1,642	1,408	1,087	(23%)	(33%)	6,472	5,841	(10%)
Total	$1,842	$1,934	$1,842	$1,598	$1,272	(20%)	(31%)	$7,382	$6,646	(10%)

Income from continuing operations by business
Retail banking	$424	$127	$71	$312	$234	(25%)	(45%)	$1,842	$744	(60%)
Cards (2)	1,154	(868)	(729)	662	1,065	61%	(8%)	3,860	130	(97%)
Total	$1,578	$(741)	$(658)	$974	$1,299	33%	(18%)	$5,702	$874	(85%)

Foreign currency (FX) translation impact
Total revenue - as reported	$8,459	$8,174	$7,339	$7,173	$7,305	2%	(14%)	$32,971	$29,991	(9%)
Impact of FX translation (3)	(52)	65	170	100	-			(509)	-
Total revenues - Ex-FX (3)	$8,407	$8,239	$7,509	$7,273	$7,305	-	(13%)	$32,462	$29,991	(8%)

Total operating expenses – as reported	$4,373	$4,417	$4,058	$4,217	$4,511	7%	3%	$17,628	$17,203	(2%)
Impact of FX translation (3)	(26)	41	103	63	-			(276)	-
Total operating expenses - Ex-FX (3)	$4,347	$4,458	$4,161	$4,280	$4,511	5%	4%	$17,352	$17,203	(1%)

Total provisions for credit losses & PBC - as reported	$1,989	$4,764	$4,179	$1,682	$1,077	(36%)	(46%)	$7,895	$11,702	48%
Impact of FX translation (3)	(13)	20	72	17	-			(124)	-
Total provisions for credit losses & PBC - Ex-FX (3)	$1,976	$4,784	$4,251	$1,699	$1,077	(37%)	(45%)	$7,771	$11,702	51%

Net income (loss) – as reported	$1,575	$(740)	$(656)	$974	$1,300	33%	(17%)	$5,696	$878	(85%)
Impact of FX translation (3)	(9)	1	(4)	13	-			(74)	-
Total net income (loss) - Ex-FX (3)	$1,566	$(739)	$(660)	$987	$1,300	32%	(17%)	$5,622	$878	(84%)

(1)	See footnote1 on page 1.
(2)	Includes both Citi-Branded Cards and Citi Retail Services.
(3)	Reflects the impact of foreign currency (FX) translation into U.S. dollars at the fourth quarter of 2020 and year-to-date 2020 average exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

						4Q20 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2019	2020	2020	2020	2020	3Q20	4Q19
Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)
Branches (actual)	2,348	2,334	2,327	2,321	2,303	(1%)	(2%)
Accounts (in millions)	55.9	55.9	55.5	55.5	53.7	(3%)	(4%)
Average deposits	$282.6	$290.1	$301.9	$319.8	$333.2	4%	18%
Investment sales	22.7	29.6	25.6	30.2	29.2	(3%)	29%
Investment assets under management (AUMs):
AUMS	166.5	138.1	153.9	163.5	180.8	11%	9%
AUMs related to the LATAM retirement services business	38.4	29.1	33.0	35.9	40.8	14%	6%
Total AUMs	$204.9	$167.2	$186.9	$199.4	$221.6	11%	8%
Average loans	123.0	123.1	121.8	125.6	127.6	2%	4%
EOP loans:
Mortgages	$85.5	$83.6	$86.0	$87.5	$88.9	2%	4%
Personal, small business and other	39.3	36.6	37.6	38.3	40.1	5%	2%
EOP loans	$124.8	$120.2	$123.6	$125.8	$129.0	3%	3%

Total net interest revenue (in millions)(1)	$2,048	$1,981	$1,918	$1,898	$1,900	-	(7%)
As a % of average loans	6.61%	6.47%	6.33%	6.01%	5.92%

Net credit losses on loans (in millions)	$227	$230	$200	$190	$185	(3%)	(19%)
As a % of average loans	0.73%	0.75%	0.66%	0.60%	0.58%
Loans 90+ days past due (in millions)(2)	$438	$429	$497	$497	$632	27%	44%
As a % of EOP loans	0.35%	0.36%	0.40%	0.40%	0.49%
Loans 30-89 days past due (in millions)(2)	$816	$794	$918	$786	$860	9%	5%
As a % of EOP loans	0.66%	0.66%	0.75%	0.63%	0.67%

Cards key indicators (in millions of dollars, except as otherwise noted)
EOP open accounts (in millions)	138.3	137.3	134.6	132.8	131.8	(1%)	(5%)
Purchase sales (in billions)	$152.0	$127.6	$108.3	$127.1	$141.9	12%	(7%)

Average loans (in billions)(3)	168.0	167.2	149.7	146.8	148.5	1%	(12%)
EOP loans (in billions)(3)	175.1	159.1	149.0	146.6	153.1	4%	(13%)
Average yield(4)	13.62%	13.59%	13.40%	12.83%	12.65%
Total net interest revenue(5)	$5,133	$5,091	$4,616	$4,353	$4,443	2%	(13%)
As a % of average loans(5)	12.12%	12.25%	12.40%	11.80%	11.90%
Net credit losses on loans	$1,615	$1,704	$1,642	$1,408	$1,087	(23%)	(33%)
As a % of average loans	3.81%	4.10%	4.41%	3.82%	2.91%
Net credit margin(6)	$3,722	$3,422	$2,853	$2,852	$3,290	15%	(12%)
As a % of average loans(6)	8.79%	8.23%	7.67%	7.73%	8.81%
Loans 90+ days past due(7)	$2,299	$2,174	$1,969	$1,479	$1,875	27%	(18%)
As a % of EOP loans	1.31%	1.37%	1.32%	1.01%	1.22%
Loans 30-89 days past due(7)	$2,185	$2,076	$1,585	$1,612	$1,657	3%	(24%)
As a % of EOP loans	1.25%	1.30%	1.06%	1.10%	1.08%

(1)	Also includes net interest revenue related to the average deposit balances in excess of the average loan portfolio.
(2)	The Loans 90+ days past due and 30-89 days past due and related ratios exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies. See footnote 2 on page 9.
(3)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(4)	Average yield is gross interest revenue earned on loans divided by average loans.
(5)	Net interest revenue includes certain fees that are recorded as interest revenue.
(6)	Net credit margin is total revenues, net of interest expense, less net credit losses and policy benefits and claims.
(7)

The decrease in loans 90+ days past due as of September 30, 2020 and the decrease in loans 30-89 days past due beginning at June 30, 2020, include the impact of loan modifications in North America and Latin America that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER BANKING

NORTH AMERICA

(In millions of dollars, except as otherwise noted)

						4Q20 Increase/		Full	Full	YTD 2020 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2019 Increase/
	2019	2020(1)	2020(1)	2020(1)	2020	3Q20	4Q19	2019	2020	(Decrease)

Net interest revenue	$5,062	$5,036	$4,707	$4,500	$4,559	1%	(10%)	$19,869	$18,802	(5%)
Non-interest revenue	191	188	35	27	96	NM	(50%)	529	346	(35%)
Total revenues, net of interest expense	5,253	5,224	4,742	4,527	4,655	3%	(11%)	20,398	19,148	(6%)
Total operating expenses	2,450	2,572	2,382	2,444	2,544	4%	4%	10,154	9,942	(2%)
Net credit losses on loans	1,408	1,490	1,448	1,182	870	(26%)	(38%)	5,583	4,990	(11%)
Credit reserve build / (release) for loans	109	2,371	1,839	(10)	(85)	NM	NM	469	4,115	NM
Provision for credit losses on unfunded lending commitments	2	(1)	-	5	(4)	NM	NM	1	-	(100%)
Provisions for benefits and claims, HTM debt securities and other assets	3	5	19	(6)	(1)	83%	NM	19	17	(11%)
Provisions for credit losses and for benefits and claims	1,522	3,865	3,306	1,171	780	(33%)	(49%)	6,072	9,122	50%
Income (loss) from continuing operations before taxes	1,281	(1,213)	(946)	912	1,331	46%	4%	4,172	84	(98%)
Income taxes (benefits)	311	(297)	(225)	222	325	46%	5%	948	25	(97%)
Income (loss) from continuing operations	970	(916)	(721)	690	1,006	46%	4%	3,224	59	(98%)
Noncontrolling interests	-	-	-	-	-	-	-	-	-	-
Net income (loss)	$970	$(916)	$(721)	$690	$1,006	46%	4%	$3,224	$59	(98%)
Average assets (in billions)	$237	$246	$264	$274	$278	1%	17%	$232	$266	15%
Return on average assets	1.62%	(1.50%)	(1.10%)	1.00%	1.44%			1.39%	0.02%
Efficiency ratio	47%	49%	50%	54%	55%			50%	52%

Net credit losses as a % of average loans	2.90%	3.10%	3.22%	2.63%	1.93%			2.97%	2.72%

Revenue by business
Retail banking	$1,108	$1,130	$1,122	$1,113	$1,092	(2%)	(1%)	$4,529	$4,457	(2%)
Citi-branded cards	2,439	2,347	2,218	2,061	2,132	3%	(13%)	9,165	8,758	(4%)
Citi retail services	1,706	1,747	1,402	1,353	1,431	6%	(16%)	6,704	5,933	(12%)
Total	$5,253	$5,224	$4,742	$4,527	$4,655	3%	(11%)	$20,398	$19,148	(6%)

Net credit losses on loans by business
Retail banking	$42	$37	$33	$31	$31	-	(26%)	$161	$132	(18%)
Citi-branded cards	723	781	780	647	500	(23%)	(31%)	2,864	2,708	(5%)
Citi retail services	643	672	635	504	339	(33%)	(47%)	2,558	2,150	(16%)
Total	$1,408	$1,490	$1,448	$1,182	$870	(26%)	(38%)	$5,583	$4,990	(11%)

Income (loss) from continuing operations by business
Retail banking	$52	$(73)	$(82)	$50	$(39)	NM	NM	$196	$(144)	NM
Citi-branded cards	555	(523)	(522)	424	642	51%	16%	1,742	21	(99%)
Citi retail services	363	(320)	(117)	216	403	87%	11%	1,286	182	(86%)
Total	$970	$(916)	$(721)	$690	$1,006	46%	4%	$3,224	$59	(98%)

(1)	See footnote1 on page 1.

NM Not meaningful.

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER BANKING

NORTH AMERICA

						4Q20 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2019	2020	2020	2020	2020	3Q20	4Q19

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)

Branches (actual)	687	687	687	687	687	-	-
Accounts (in millions)	9.1	9.1	9.1	9.1	9.1	-	-
Average deposits	$156.2	$161.3	$172.5	$182.1	$188.9	4%	21%
Investment sales	9.8	12.4	11.0	10.9	10.6	(3%)	8%
Investment AUMs	72.2	62.0	69.3	73.3	80.3	10%	11%

Average loans	49.8	50.5	52.2	53.4	52.8	(1%)	6%

EOP loans:
Mortgages	47.5	47.9	48.9	49.0	49.0	-	3%
Personal, small business and other	2.8	2.9	4.2	4.1	3.7	(10%)	32%
Total EOP loans	$50.3	$50.8	$53.1	$53.1	$52.7	(1%)	5%

Mortgage originations(1)	$6.0	$4.1	$6.4	$6.6	$6.6	-	10%

Third-party mortgage servicing portfolio (EOP)	43.8	43.9	43.5	42.1	40.2	(5%)	(8%)

Net servicing and gain/(loss) on sale (in millions)	38.2	86.3	81.8	59.1	57.3	(3%)	50%

Saleable mortgage rate locks	2.0	2.9	2.2	3.3	2.6	(21%)	30%

Net interest revenue on loans (in millions)	178	184	179	179	174	(3%)	(2%)
As a % of average loans	1.42%	1.47%	1.38%	1.33%	1.31%

Net credit losses on loans (in millions)	$42	$37	$33	$31	$31	-	(26%)
As a % of average loans	0.33%	0.29%	0.25%	0.23%	0.23%

Loans 90+ days past due (in millions)(2)	$146	$161	$182	$211	$299	42%	NM
As a % of EOP loans	0.29%	0.32%	0.35%	0.40%	0.58%
Loans 30-89 days past due (in millions)(2)	$334	$298	$440	$378	$328	(13%)	(2%)
As a % of EOP loans	0.67%	0.59%	0.84%	0.72%	0.63%

(1)	Originations of residential first mortgages.
(2)

The loans 90+ days past due and 30-89 days past due and related ratios exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies.

The amounts excluded for Loans 90+ Days Past Due and (EOP Loans) were $135 million and ($0.5 billion), $124 million and ($0.5 billion), $130 million and ($0.5 billion), $148 million and ($0.6 billion), and $171 million and ($0.7 billion) as of December 31, 2019, March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020, respectively.

The amounts excluded for Loans 30-89 Days Past Due and (EOP Loans) were $72 million and ($0.5 billion), and $64 million and ($0.5 billion), $86 million and ($0.5 billion), $88 million and ($0.6 billion), and $98 million and ($0.7 billion) as of December 31, 2019, March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020, respectively.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

NORTH AMERICA

						4Q20 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2019	2020	2020	2020	2020	3Q20	4Q19

Citi-Branded Cards Key Indicators (in millions of dollars, except as otherwise noted)(1)
EOP open accounts (in millions)	34.9	35.0	34.6	34.5	34.5	-	(1%)
Purchase sales (in billions)	$98.1	$85.8	$73.8	$85.5	$93.2	9%	(5%)
Average loans (in billions)(1)	92.4	92.3	82.6	81.2	81.7	1%	(12%)
EOP loans (in billions)(1)	96.3	88.4	82.6	81.1	84.0	4%	(13%)
Average yield (2)	10.96%	10.86%	10.73%	10.33%	10.19%	(1%)	(7%)

Total net interest revenue (3)	$2,144	$2,142	$2,003	$1,906	$1,916	1%	(11%)
As a % of average loans (3)	9.21%	9.33%	9.75%	9.34%	9.33%
Net credit losses on loans	$723	$781	$780	$647	$500	(23%)	(31%)
As a % of average loans	3.10%	3.40%	3.80%	3.17%	2.43%
Net credit margin (4)	$1,715	$1,564	$1,432	$1,412	$1,630	15%	(5%)
As a % of average loans (4)	7.36%	6.82%	6.97%	6.92%	7.94%
Loans 90+ days past due	$915	$891	$784	$574	$686	20%	(25%)
As a % of EOP loans	0.95%	1.01%	0.95%	0.71%	0.82%
Loans 30-89 days past due(5)	$814	$770	$594	$624	$589	(6%)	(28%)
As a % of EOP loans	0.85%	0.87%	0.72%	0.77%	0.70%

Citi Retail Services Key Indicators (in millions of dollars, except as otherwise noted)(1)
EOP open accounts	82.9	81.9	80.1	78.6	77.9	(1%)	(6%)
Purchase sales (in billions)	$25.1	$18.0	$16.9	$19.9	$23.4	18%	(7%)
Average loans (in billions)(1)	50.5	50.5	46.2	44.5	44.9	1%	(11%)
EOP loans (in billions)(1)	52.9	48.9	45.4	44.4	46.4	5%	(12%)
Average yield (2)	17.66%	17.78%	17.29%	16.86%	16.73%	(1%)	(5%)

Total net interest revenue (3)	$2,121	$2,119	$1,887	$1,788	$1,861	4%	(12%)
As a % of average loans (3)	16.66%	16.88%	16.43%	15.98%	16.49%
Net credit losses on loans	$643	$672	$635	$504	$339	(33%)	(47%)
As a % of average loans	5.05%	5.35%	5.53%	4.51%	3.00%
Net credit margin (4)	$1,061	$1,070	$762	$846	$1,091	29%	3%
As a % of average loans (4)	8.34%	8.52%	6.63%	7.56%	9.67%
Loans 90+ days past due(5)	$1,012	$958	$811	$557	$644	16%	(36%)
As a % of EOP loans	1.91%	1.96%	1.79%	1.25%	1.39%
Loans 30-89 days past due(5)	$945	$903	$611	$610	$639	5%	(32%)
As a % of EOP loans	1.79%	1.85%	1.35%	1.37%	1.38%

(1)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(2)	Average yield is calculated as gross interest revenue earned on loans divided by average loans.
(3)	Net interest revenue includes certain fees that are recorded as interest revenue.
(4)	Net credit margin represents total revenues, net of interest expense, less net credit losses and policy benefits and claims.
(5)

The decrease in loans 90+ days past due as of September 30, 2020 and the decrease in loans 30-89 days past due beginning at June 30, 2020, include the impact of loan modifications that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

LATIN AMERICA (1)

(In millions of dollars, except as otherwise noted)

						4Q20 Increase/		Full	Full	YTD 2020 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2019 Increase/
	2019	2020(2)	2020(2)	2020(2)	2020	3Q20	4Q19	2019	2020	(Decrease)

Net interest revenue	$931	$887	$755	$697	$739	6%	(21%)	$3,639	$3,078	(15%)
Non-interest revenue (2)	446	312	295	330	357	8%	(20%)	1,599	1,294	(19%)
Total revenues, net of interest expense	1,377	1,199	1,050	1,027	1,096	7%	(20%)	5,238	4,372	(17%)
Total operating expenses	782	705	608	655	762	16%	(3%)	2,883	2,730	(5%)
Net credit losses on loans	259	271	205	228	162	(29%)	(37%)	1,109	866	(22%)
Credit reserve build / (release) for loans	(5)	256	209	(66)	(83)	(26%)	NM	(38)	316	NM
Provision for credit losses on unfunded lending commitments	-	-	-	-	-	-	-	-	-	-
Provisions for benefits and claims, HTM debt securities and other assets	22	15	16	47	9	(81%)	(59%)	54	87	61%
Provisions for credit losses and for benefits and claims (PBC)	276	542	430	209	88	(58%)	(68%)	1,125	1,269	13%
Income (loss) from continuing operations before taxes	319	(48)	12	163	246	51%	(23%)	1,230	373	(70%)
Income taxes (benefits)	85	(19)	(1)	46	70	52%	(18%)	329	96	(71%)
Income (loss) from continuing operations	234	(29)	13	117	176	50%	(25%)	901	277	(69%)
Noncontrolling interests	-	-	-	-	-	-	-	-	-	-
Net income (loss)	$234	$(29)	$13	$117	$176	50%	(25%)	$901	$277	(69%)
Average assets (in billions)	$37	$35	$30	$31	$33	6%	(11%)	$35	$32	(9%)
Return on average assets	2.51%	(0.33%)	0.17%	1.50%	2.12%			2.57%	0.87%
Efficiency ratio	57%	59%	58%	64%	70%			55%	62%

Net credit losses on loans as a percentage of average loans	5.91%	6.53%	6.15%	6.67%	4.51%			6.45%	5.97%

Revenue by business
Retail banking	$932	$783	$705	$737	$784	6%	(16%)	$3,585	$3,009	(16%)
Citi-branded cards	445	416	345	290	312	8%	(30%)	1,653	1,363	(18%)
Total	$1,377	$1,199	$1,050	$1,027	$1,096	7%	(20%)	$5,238	$4,372	(17%)

Net credit losses on loans by business
Retail banking	$116	$127	$92	$90	$68	(24%)	(41%)	$494	$377	(24%)
Citi-branded cards	143	144	113	138	94	(32%)	(34%)	615	489	(20%)
Total	$259	$271	$205	$228	$162	(29%)	(37%)	$1,109	$866	(22%)

Income from continuing operations by business
Retail banking	$141	$(20)	$(4)	$76	$101	33%	(28%)	$600	$153	(75%)
Citi-branded cards	93	(9)	17	41	75	83%	(19%)	301	124	(59%)
Total	$234	$(29)	$13	$117	$176	50%	(25%)	$901	$277	(69%)

FX translation impact
Total revenue - as reported	$1,377	$1,199	$1,050	$1,027	$1,096	7%	(20%)	$5,238	$4,372	(17%)
Impact of FX translation(3)	(76)	7	113	73	-			(473)	-
Total revenues - Ex-FX(3)	$1,301	$1,206	$1,163	$1,100	$1,096	-	(16%)	$4,765	$4,372	(8%)

Total operating expenses - as reported	$782	$705	$608	$655	$762	16%	(3%)	$2,883	$2,730	(5%)
Impact of FX translation(3)	(41)	4	63	44	-			(246)	-
Total operating expenses - Ex-FX (3)	$741	$709	$671	$699	$762	9%	3%	$2,637	$2,730	4%

Total provisions for credit losses and PBC - as reported	$276	$542	$430	$209	$88	(58%)	(68%)	$1,125	$1,269	13%
Impact of FX translation(3)	(16)	3	55	13	-			(115)	-
Total provisions for credit losses and PBC - Ex-FX(3)	$260	$545	$485	$222	$88	(60%)	(66%)	$1,010	$1,269	26%

Net income (loss) - as reported	$234	$(29)	$13	$117	$176	50%	(25%)	$901	$277	(69%)
Impact of FX translation(3)	(13)	(1)	(4)	11	-			(78)	-
Total net income (loss) - Ex-FX(3)	$221	$(30)	$9	$128	$176	38%	(20%)	$823	$277	(66%)

(1)	Latin America GCB consists of Citi's consumer banking operations in Mexico.
(2)	See footnote1 on page 1.
(3)	Reflects the impact of foreign currency (FX) translation into U.S. dollars at the fourth quarter of 2020 and year-to-date 2020 average exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

LATIN AMERICA

						4Q20 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2019	2020	2020	2020	2020	3Q20	4Q19

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)
Branches (actual)	1,419	1,411	1,406	1,401	1,392	(1%)	(2%)
Accounts (in millions)	30.1	29.9	29.5	29.3	27.3	(7%)	(9%)
Average deposits	$23.0	$22.9	$20.6	$22.5	$24.3	8%	6%
Investment sales	3.7	3.7	3.1	3.5	3.7	6%	-
Investment AUMs:
AUMS	25.4	20.1	22.2	23.4	27.1	16%	7%
AUMs related to the retirement services business	38.4	29.1	33.0	35.9	40.8	14%	6%
Total AUMs	63.8	49.2	55.2	59.3	67.9	15%	6%
Average loans	11.6	11.1	9.1	9.3	9.6	3%	(17%)
EOP loans:
Mortgages	4.7	3.7	3.7	3.8	4.0	5%	(15%)
Personal, small business and other	7.0	5.5	5.3	5.4	5.8	7%	(17%)
Total EOP loans	$11.7	$9.2	$9.0	$9.2	$9.8	7%	(16%)

Total net interest revenue (in millions)(1)	$578	$548	$473	$480	$503	5%	(13%)
As a % of average loans(1)	19.77%	19.86%	20.91%	20.53%	20.84%
Net credit losses on loans (in millions)	$116	$127	$92	$90	$68	(24%)	(41%)
As a % of average loans	3.97%	4.60%	4.07%	3.85%	2.82%
Loans 90+ days past due (in millions)	$106	$90	$121	$105	$130	24%	23%
As a % of EOP loans	0.91%	0.98%	1.34%	1.14%	1.33%
Loans 30-89 days past due (in millions)	$180	$140	$151	$136	$220	62%	22%
As a % of EOP loans	1.54%	1.52%	1.68%	1.48%	2.24%

Citi-Branded Cards Key Indicators (in billions of dollars, except as otherwise noted)
EOP open accounts (in millions)	5.3	5.2	5.0	4.9	4.7	(4%)	(11%)
Purchase sales	$5.4	$4.0	$2.6	$3.3	$4.4	33%	(19%)
Average loans(2)	$5.8	$5.6	$4.3	$4.3	$4.7	9%	(19%)
EOP loans(2)	$6.0	$4.5	$4.2	$4.3	$4.8	12%	(20%)
Average yield(3)	24.91%	25.03%	25.50%	21.28%	21.01%	(1%)	(16%)

Total net interest revenue (in millions)(4)	$353	$339	$282	$217	$236	9%	(33%)
As a % of average loans(4)	24.15%	24.35%	26.38%	20.08%	19.98%
Net credit losses on loans (in millions)	$143	$144	$113	$138	$94	(32%)	(34%)
As a % of average loans	9.78%	10.34%	10.57%	12.77%	7.96%
Net credit margin (in millions)(5)	$307	$277	$235	$160	$229	43%	(25%)
As a % of average loans(5)	21.00%	19.89%	21.98%	14.80%	19.38%
Loans 90+ days past due (in millions)(6)	$165	$121	$160	$106	$233	NM	41%
As a % of EOP loans	2.75%	2.69%	3.81%	2.47%	4.85%
Loans 30-89 days past due (in millions)(6)	$159	$132	$111	$89	$170	91%	7%
As a % of EOP loans	2.65%	2.93%	2.64%	2.07%	3.54%

(1)	Also includes net interest revenue related to the region's average deposit balances in excess of the average loan portfolio.
(2)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(3)	Average yield is gross interest revenue earned on loans divided by average loans.
(4)	Net interest revenue includes certain fees that are recorded as interest revenue.
(5)	Net credit margin is total revenues, net of interest expense, less net credit losses and policy benefits and claims.
(6)

The decrease in loans 90+ days past due as of September 30, 2020 and the decrease in loans 30-89 days past due beginning at June 30, 2020, include the impact of loan modifications that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

ASIA (1)

(In millions of dollars, except as otherwise noted)

						4Q20 Increase/		Full	Full	YTD 2020 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2019 Increase/
	2019	2020(2)	2020(2)	2020(2)	2020	3Q20	4Q19	2019	2020	(Decrease)

Net interest revenue	$1,188	$1,149	$1,072	$1,054	$1,045	(1%)	(12%)	$4,697	$4,320	(8%)
Non-interest revenue	641	602	475	565	509	(10%)	(21%)	2,638	2,151	(18%)
Total revenues, net of interest expense	1,829	1,751	1,547	1,619	1,554	(4%)	(15%)	7,335	6,471	(12%)
Total operating expenses	1,141	1,140	1,068	1,118	1,205	8%	6%	4,591	4,531	(1%)
Net credit losses on loans	175	173	189	188	240	28%	37%	690	790	14%
Credit reserve build / (release) for loans	16	184	251	110	(25)	NM	NM	8	520	NM
Provision for credit losses on unfunded lending commitments	-	-	-	-	-	-	-	-	-	-
Provisions for benefits and claims, HTM debt securities and other assets	-	-	3	4	(6)	NM	NM	-	1	100%
Provisions for credit losses and for benefits and claims (PBC)	191	357	443	302	209	(31%)	9%	698	1,311	88%
Income from continuing operations before taxes	497	254	36	199	140	(30%)	(72%)	2,046	629	(69%)
Income taxes (benefits)	123	50	(14)	32	23	(28%)	(81%)	469	91	(81%)
Income from continuing operations	374	204	50	167	117	(30%)	(69%)	1,577	538	(66%)
Noncontrolling interests	3	(1)	(2)	-	(1)	(100%)	NM	6	(4)	NM
Net income	$371	$205	$52	$167	$118	(29%)	(68%)	$1,571	$542	(65%)
Average assets (in billions)	$125	$125	$124	$129	$136	5%	9%	$122	$129	6%
Return on average assets	1.18%	0.66%	0.17%	0.52%	0.35%			1.29%	0.42%
Efficiency ratio	62%	65%	69%	69%	78%			63%	70%

Net credit losses on loans as a percentage of average loans	0.86%	0.87%	0.99%	0.94%	1.16%			0.88%	0.99%

Revenue by business
Retail banking	$1,084	$1,133	$1,009	$1,066	$1,060	(1%)	(2%)	$4,435	$4,268	(4%)
Citi-branded cards	745	618	538	553	494	(11%)	(34%)	2,900	2,203	(24%)
Total	$1,829	$1,751	$1,547	$1,619	$1,554	(4%)	(15%)	$7,335	$6,471	(12%)

Net credit losses on loans by business
Retail banking	$69	$66	$75	$69	$86	25%	25%	$255	$296	16%
Citi-branded cards	106	107	114	119	154	29%	45%	435	494	14%
Total	$175	$173	$189	$188	$240	28%	37%	$690	$790	14%

Income from continuing operations by business
Retail banking	$231	$220	$157	$186	$172	(8%)	(26%)	$1,046	$735	(30%)
Citi-branded cards	143	(16)	(107)	(19)	(55)	NM	NM	531	(197)	NM
Total	$374	$204	$50	$167	$117	(30%)	(69%)	$1,577	$538	(66%)

FX translation impact
Total revenue - as reported	$1,829	$1,751	$1,547	$1,619	$1,554	(4%)	(15%)	$7,335	$6,471	(12%)
Impact of FX translation (3)	24	58	57	27	-			(36)	-
Total revenues - Ex-FX (3)	$1,853	$1,809	$1,604	$1,646	$1,554	(6%)	(16%)	$7,299	$6,471	(11%)

Total operating expenses - as reported	$1,141	$1,140	$1,068	$1,118	$1,205	8%	6%	$4,591	$4,531	(1%)
Impact of FX translation (3)	15	37	40	19	-			(30)	-
Total operating expenses - Ex-FX (3)	$1,156	$1,177	$1,108	$1,137	$1,205	6%	4%	$4,561	$4,531	(1%)

Total provisions for credit losses and PBC - as reported	$191	$357	$443	$302	$209	(31%)	9%	$698	$1,311	88%
Impact of FX translation (3)	3	17	17	4	-			(9)	-
Total provisions for credit losses and PBC - Ex-FX(3)	$194	$374	$460	$306	$209	(32%)	8%	$689	$1,311	90%

Net income - as reported	$371	$205	$52	$167	$118	(29%)	(68%)	$1,571	$542	(65%)
Impact of FX translation (3)	4	2	-	2	-			4	-
Total net income - Ex-FX (3)	$375	$207	$52	$169	$118	(30%)	(69%)	$1,575	$542	(66%)

(1)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.
(2)	See footnote1 on page 1.
(3)	Reflects the impact of foreign currency (FX) translation into U.S. dollars at the fourth quarter of 2020 and year-to-date 2020 average exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

ASIA (1)

						4Q20 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2019	2020	2020	2020	2020	3Q20	4Q19

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)
Branches (actual)	242	236	234	233	224	(4%)	(7%)
Accounts (in millions)	16.7	16.9	16.9	17.1	17.3	1%	4%
Average deposits	$103.4	$105.9	$108.8	$115.2	$120.0	4%	16%
Investment sales	9.2	13.5	11.5	15.8	$14.9	(6%)	62%
Investment AUMs	68.9	56.0	62.4	$66.8	$73.4	10%	7%
Average loans	61.6	61.5	60.5	$62.9	$65.2	4%	6%
EOP loans:
Mortgages	33.3	32.0	33.4	$34.7	$35.9	3%	8%
Personal, small business and other	29.5	28.2	28.1	28.8	30.6	6%	4%
Total EOP loans	$62.8	$60.2	$61.5	$63.5	$66.5	5%	6%

Total net interest revenue (in millions)(2)	$673	$658	$628	$612	$615	-	(9%)
As a % of average loans (2)	4.33%	4.30%	4.17%	3.87%	3.75%
Net credit losses on loans (in millions)	$69	$66	$75	$69	$86	25%	25%
As a % of average loans	0.44%	0.43%	0.50%	0.44%	0.52%
Loans 90+ days past due (in millions)	$186	$178	$194	$181	$203	12%	9%
As a % of EOP Loans	0.30%	0.30%	0.32%	0.29%	0.31%
Loans 30-89 days past due (in millions)	$302	$356	$327	$272	$312	15%	3%
As a % of EOP loans	0.48%	0.59%	0.53%	0.43%	0.47%

Citi-Branded Cards Key Indicators (in billions of dollars, except as otherwise noted)
EOP open accounts (in millions)	15.2	15.2	14.9	14.8	14.7	(1%)	(3%)
Purchase sales	$23.4	$19.8	$15.0	$18.4	$20.9	14%	(11%)
Average loans (3)	$19.3	$18.8	$16.6	$16.8	$17.2	2%	(11%)
EOP loans (3)	$19.9	$17.3	$16.8	$16.8	$17.9	7%	(10%)
Average yield (4)	12.42%	12.37%	12.78%	11.99%	11.47%	(4%)	(8%)

Total net interest revenue (in millions)(5)	$515	$491	$444	$442	$430	(3%)	(17%)
As a % of average loans(6)	10.59%	10.50%	10.76%	10.47%	9.95%
Net credit losses on loans (in millions)	$106	$107	$114	$119	$154	29%	45%
As a % of average loans	2.18%	2.29%	2.76%	2.82%	3.56%
Net credit margin (in millions)(6)	$639	$511	$424	$434	$340	(22%)	(47%)
As a % of average loans(6)	13.14%	10.93%	10.27%	10.28%	7.86%
Loans 90+ days past due	$207	$204	$214	$242	$312	29%	51%
As a % of EOP loans	1.04%	1.18%	1.27%	1.44%	1.74%
Loans 30-89 days past due	$267	$271	$269	$289	$259	(10%)	(3%)
As a % of EOP loans	1.34%	1.57%	1.60%	1.72%	1.45%

(1)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.
(2)	Also includes net interest revenue related to the region's average deposit balances in excess of the average loan portfolio.
(3)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(4)	Average yield is gross interest revenue earned on loans divided by average loans.
(5)	Net interest revenue includes certain fees that are recorded as interest revenue.
(6)	Net credit margin is total revenues, net of interest expense, less net credit losses and policy benefits and claims.

INSTITUTIONAL CLIENTS GROUP

(In millions of dollars, except as otherwise noted)

						4Q20 Increase/		Full	Full	YTD 2020 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2019 Increase/
	2019	2020	2020	2020	2020	3Q20	4Q19	2019	2020	(Decrease)

Commissions and fees	$1,103	$1,222	$1,027	$1,099	$1,064	(3%)	(4%)	$4,462	$4,412	(1%)
Administration and other fiduciary fees	657	691	684	747	755	1%	15%	2,756	2,877	4%
Investment banking	1,181	1,231	1,526	1,145	1,107	(3%)	(6%)	4,440	5,009	13%
Principal transactions	1,405	5,359	3,909	2,292	1,748	(24%)	24%	8,562	13,308	55%
Other (1)	509	(114)	419	597	247	(59%)	(51%)	1,829	1,149	(37%)
Total non-interest revenue	4,855	8,389	7,565	5,880	4,921	(16%)	1%	22,049	26,755	21%
Net interest revenue (including dividends)	4,522	4,095	4,572	4,473	4,358	(3%)	(4%)	17,252	17,498	1%
Total revenues, net of interest expense	9,377	12,484	12,137	10,353	9,279	(10%)	(1%)	39,301	44,253	13%
Total operating expenses	5,446	5,810	5,933	5,778	5,556	(4%)	2%	22,224	23,077	4%
Net credit losses on loans	115	127	324	326	210	(36%)	83%	394	987	NM
Credit reserve build / (release) for loans	57	1,316	3,370	106	(1,620)	NM	NM	71	3,172	NM
Provision for credit losses on unfunded lending commitments	74	553	107	423	352	(17%)	NM	98	1,435	NM
Provisions for credit losses for HTM debt securities and other assets	-	8	53	(17)	(23)	(35%)	NM	-	21	NM
Provision for credit losses	246	2,004	3,854	838	(1,081)	NM	NM	563	5,615	NM
Income from continuing operations before taxes	3,685	4,670	2,350	3,737	4,804	29%	30%	16,514	15,561	(6%)
Income taxes	807	1,044	470	818	1,130	38%	40%	3,570	3,462	(3%)
Income from continuing operations	2,878	3,626	1,880	2,919	3,674	26%	28%	12,944	12,099	(7%)
Noncontrolling interests	11	(1)	5	24	22	(8%)	100%	40	50	25%
Net income	$2,867	$3,627	$1,875	$2,895	$3,652	26%	27%	$12,904	$12,049	(7%)
EOP assets (in billions)	$1,447	$1,723	$1,716	$1,703	$1,730	2%	20%
Average assets (in billions)	1,503	1,580	1,756	1,732	1,756	1%	17%	$1,493	$1,706	14%
Return on average assets (ROA)	0.76%	0.92%	0.43%	0.66%	0.83%			0.86%	0.71%
Efficiency ratio	58%	47%	49%	56%	60%			57%	52%

Revenue by region
North America	$3,314	$4,947	$4,987	$3,920	$3,331	(15%)	1%	$13,459	$17,185	28%
EMEA	2,738	3,470	3,392	3,085	2,867	(7%)	5%	12,006	12,814	7%
Latin America	1,297	1,418	1,207	1,141	1,072	(6%)	(17%)	5,166	4,838	(6%)
Asia	2,028	2,649	2,551	2,207	2,009	(9%)	(1)%	8,670	9,416	9%
Total revenues, net of interest expense	$9,377	$12,484	$12,137	$10,353	$9,279	(10%)	(1)%	$39,301	$44,253	13%

Income (loss) from continuing operations by region
North America	$895	$896	$660	$1,058	$1,080	2%	21%	$3,511	$3,694	5%
EMEA	677	1,035	493	893	906	1%	34%	3,867	3,327	(14%)
Latin America	565	526	(194)	108	966	NM	71%	2,111	1,406	(33%)
Asia	741	1,169	921	860	722	(16%)	(3%)	3,455	3,672	6%
Income from continuing operations	$2,878	$3,626	$1,880	$2,919	$3,674	26%	28%	$12,944	$12,099	(7%)

Average loans by region (in billions)
North America	$191	$196	$215	$198	$193	(3%)	1%	$188	$201	7%
EMEA	89	88	91	88	86	(2%)	(3%)	87	88	1%
Latin America	38	38	43	40	35	(13%)	(8%)	40	39	(3%)
Asia	73	73	73	71	68	(4%)	(7%)	73	71	(3%)
Total	$391	$395	$422	$397	$382	(4%)	(2%)	$388	$399	3%

EOP deposits by region (in billions)
North America	$375	$444	$471	$476	$472	(1%)	26%
EMEA	190	210	212	218	218	-	15%
Latin America	36	36	40	43	44	2%	22%
Asia	167	188	185	188	190	1%	14%
Total	$768	$878	$908	$925	$924	-	20%

EOP deposits by business (in billions)
Treasury and trade solutions	$536	$621	$658	$659	$651	(1%)	21%
All other ICG businesses	232	257	250	266	273	3%	18%
Total	$768	$878	$908	$925	$924	-	20%

(1)	Full year 2019 includes a $355 million gain on Citi's investment in Tradeweb.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

INSTITUTIONAL CLIENTS GROUP

REVENUES BY BUSINESS

(In millions of dollars, except as otherwise noted)

						4Q20 Increase/		Full	Full	YTD 2020 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2019 Increase/
	2019	2020	2020	2020	2020	3Q20	4Q19	2019	2020	(Decrease)
Revenue Details
Investment banking
Advisory	$373	$386	$229	$163	$232	42%	(38%)	$1,259	$1,010	(20%)
Equity underwriting	240	180	491	484	438	(10%)	83%	973	1,593	64%
Debt underwriting	738	788	1,039	740	617	(17%)	(16%)	2,984	3,184	7%
Total investment banking	1,351	1,354	1,759	1,387	1,287	(7%)	(5%)	5,216	5,787	11%
Treasury and trade solutions	2,608	2,423	2,307	2,394	2,400	-	(8%)	10,293	9,524	(7%)
Corporate lending - excluding gain/(loss) on loan hedges(1)	732	448	646	538	552	3%	(25%)	2,921	2,184	(25%)
Private bank - excluding gain/(loss) on loan hedges(1)	847	949	956	938	894	(5%)	6%	3,460	3,737	8%
Total banking revenues (ex-gain/(loss) on loan hedges)(1)	$5,538	$5,174	$5,668	$5,257	$5,133	(2%)	(7%)	$21,890	$21,232	(3%)

Gain/(loss) on loan hedges(1)	(93)	816	(431)	(124)	(312)	NM	NM	(432)	(51)	88%
Total banking revenues including g/(l) on loan hedges(1)	$5,445	$5,990	$5,237	$5,133	$4,821	(6%)	(11%)	$21,458	$21,181	(1%)

Fixed income markets	$2,898	$4,786	$5,595	$3,788	$3,087	(19%)	7%	$12,884	$17,256	34%
Equity markets	516	1,169	770	875	810	(7%)	57%	2,908	3,624	25%
Securities services	647	645	619	631	650	3%	-	2,631	2,545	(3%)
Other	(129)	(106)	(84)	(74)	(89)	(20%)	31%	(580)	(353)	39%
Total markets and securities services	$3,932	$6,494	$6,900	$5,220	$4,458	(15%)	13%	$17,843	$23,072	29%

Total revenues, net of interest expense	$9,377	$12,484	$12,137	$10,353	$9,279	(10%)	(1%)	$39,301	$44,253	13%

Taxable-equivalent adjustments (2)	$117	$86	$88	$104	$137	32%	17%	$448	$415	(7%)

Total ICG revenues including taxable-equivalent adjustments(2)	$9,494	$12,570	$12,225	$10,457	$9,416	(10%)	(1%)	$39,749	$44,668	12%

Commissions and fees	$216	$189	$154	$159	$175	10%	(19%)	$782	$677	(13%)
Principal transactions (3)	1,334	3,549	4,009	2,178	1,782	(18%)	34%	7,661	11,518	50%
Other (4)	251	(63)	234	301	107	(64%)	(57%)	1,117	579	(48%)
Total non-interest revenue	$1,801	$3,675	$4,397	$2,638	$2,064	(22%)	15%	$9,560	$12,774	34%
Net interest revenue	1,097	1,111	1,198	1,150	1,023	(11%)	(7%)	3,324	4,482	35%
Total fixed income markets	$2,898	$4,786	$5,595	$3,788	$3,087	(19%)	7%	$12,884	$17,256	34%

Rates and currencies	$2,214	$4,034	$3,582	$2,520	$2,009	(20%)	(9%)	$9,225	$12,145	32%
Spread products / other fixed income	684	752	2,013	1,268	1,078	(15%)	58%	3,659	5,111	40%
Total fixed income markets	$2,898	$4,786	$5,595	$3,788	$3,087	(19%)	7%	$12,884	$17,256	34%

Commissions and fees	$267	$362	$305	$279	$299	7%	12%	$1,121	$1,245	11%
Principal transactions (3)	(16)	774	193	125	189	51%	NM	775	1,281	65%
Other	153	8	2	267	45	(83%)	(71%)	172	322	87%
Total non-interest revenue	$404	$1,144	$500	$671	$533	(21%)	32%	$2,068	$2,848	38%
Net interest revenue	112	25	270	204	277	36%	NM	840	776	(8%)
Total equity markets	$516	$1,169	$770	$875	$810	(7%)	57%	$2,908	$3,624	25%

(1)

Credit derivatives are used to economically hedge a portion of the corporate loan portfolio that includes both accrual loans and loans at fair value. Gain/(loss) on loan hedges includes the mark-to-market on the credit derivatives partially offset by the mark-to-market on the loans in the portfolio that are at fair value. Hedges on accrual loans reflect the mark-to-market on credit derivatives used to economically hedge the corporate loan accrual portfolio. The fixed premium costs of these hedges are netted against the private bank and corporate lending revenues to reflect the cost of credit protection. Citigroup’s results of operations excluding the impact of gain/(loss) on loan hedges are non-GAAP financial measures.

(2)	Primarily relates to income tax credits related to affordable housing and alternative energy investments as well as tax exempt income from municipal bond investments.
(3)	Excludes principal transactions revenues of ICG businesses other than Markets, primarily treasury and trade solutions and the private bank.
(4)	Full year 2019 includes a $355 million gain on Citi's investment in Tradeweb.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

CORPORATE / OTHER (1)

(In millions of dollars, except as otherwise noted)

						4Q20 Increase/		Full	Full	YTD 2020 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2019 Increase/
	2019	2020	2020	2020	2020	3Q20	4Q19	2019	2020	(Decrease)
Net interest revenue	$294	$325	$(26)	$(231)	$(218)	6%	NM	$1,890	$(150)	NM
Non-interest revenue	248	(252)	316	7	133	NM	(46%)	124	204	65%
Total revenues, net of interest expense	542	73	290	(224)	(85)	62%	NM	2,014	54	(97%)
Total operating expenses	635	416	469	969	647	(33%)	2%	2,150	2,501	16%
Net credit losses	(13)	(2)	(5)	(5)	(10)	(100%)	23%	(8)	(22)	NM
Credit reserve build / (release)	2	191	160	(128)	(35)	73%	NM	(60)	188	NM
Provisions for benefits and claims, HTM debt securities and other assets	-	(2)	3	1	(1)	NM	(100%)	-	1	100%
Provision for unfunded lending commitments	(2)	5	6	(4)	4	NM	NM	(7)	11	NM
Total provisions for credit losses and for benefits and claims	(13)	192	164	(136)	(42)	69%	NM	(75)	178	NM
Income from continuing operations before taxes	(80)	(535)	(343)	(1,057)	(690)	35%	NM	(61)	(2,625)	NM
Income taxes (benefits)(2)	(623)	(198)	(178)	(341)	(365)	(7%)	41%	(886)	(1,082)	(22%)
Income (loss) from continuing operations	543	(337)	(165)	(716)	(325)	55%	NM	825	(1,543)	NM
Income (loss) from discontinued operations, net of taxes	(4)	(18)	(1)	(7)	6	NM	NM	(4)	(20)	NM
Noncontrolling interests	2	(4)	(3)	-	1	100%	(50%)	20	(6)	NM
Net income (loss)	$537	$(351)	$(163)	$(723)	$(320)	56%	NM	$801	$(1,557)	NM
EOP assets (in billions)	$97	$94	$94	$96	$96	-	(1%)
Average assets (in billions)	95	94	93	93	96	3%	1%	$97	$94	(3%)
Return on average assets	2.24%	(1.50%)	(0.70%)	(3.09%)	(1.33%)			0.83%	(1.66%)

Consumer - North America(3) - Key Indicators
Average loans (in billions)	$10.4	$9.4	$8.9	$8.2	$7.4	(10%)	(29%)
EOP loans (in billions)	9.6	9.1	8.6	7.7	6.6	(14%)	(31%)
Net interest revenue	77	74	86	54	42	(22%)	(45%)
As a % of average loans	2.94%	3.17%	3.89%	2.62%	2.26%
Net credit losses (recoveries)	$(12)	$-	$(5)	$(4)	$(10)	NM	17%
As a % of average loans	(0.46%)	0.00%	(0.23%)	(0.19%)	(0.54%)
Loans 90+ days past due (4)	$278	$281	$295	$278	$313	13%	13%
As a % of EOP loans	3.02%	3.23%	3.60%	3.86%	5.13%
Loans 30-89 days past due (4)	$295	$252	$261	$198	$179	(10%)	(39%)
As a % of EOP loans	3.21%	2.90%	3.18%	2.75%	2.93%

(1)

Includes certain unallocated costs of global staff functions (including finance, risk, human resources, legal and compliance), other corporate expenses and unallocated global operations and technology expenses and income taxes, as well as Corporate Treasury, certain North America legacy consumer loan portfolios, other legacy assets and discontinued operations.

(2)

4Q19 includes discrete tax items of roughly $540 million, including an approximate $430 million benefit of a reduction in Citi’s valuation allowance related to its deferred tax assets (DTAs). 3Q19 includes discrete tax items of roughly $230 million, including an approximate $180 million benefit of a reduction in Citi’s valuation allowance related to its DTAs.

(3)	Results and amounts primarily relate to consumer mortgages.
(4)

The Loans 90+ Days Past Due and 30-89 Days Past Due and related ratios exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies.

The amounts excluded for Loans 90+ Days Past Due and (EOP Loans) for each period were $172 million and ($0.4 billion), $167 million and ($0.4 billion), $173 million and ($0.4 billion), and $172 million and ($0.5 billion), and $183 million and ($0.5 billion) as of December 31, 2019, March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020, respectively.

The amounts excluded for Loans 30-89 Days Past Due and (EOP Loans) for each period were $55 million and ($0.4 billion), $58 million and ($0.4 billion), $57 million and ($0.4 billion), and $66 million and ($0.5 billion), and $73 million and ($0.5 billion) as of December 31, 2019, March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020, respectively.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

AVERAGE BALANCES AND INTEREST RATES (1)(2)(3)(4)(5)

Taxable Equivalent Basis

	Average Volumes			Interest			% Average Rate (4)
	Fourth	Third	Fourth	Fourth	Third	Fourth	Fourth		Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter		Quarter	Quarter
In millions of dollars, except as otherwise noted	2019	2020	2020(5)	2019	2020	2020(5)	2019		2020	2020(5)
Assets
Deposits with banks	$195,268	$307,845	$334,056	$603	$116	$126	1.23%		0.15%	0.15%
Securities borrowed and purchased under resale agreements(6)	256,022	294,949	298,641	1,451	352	322	2.25%		0.47%	0.43%
Trading account assets(7)	243,597	285,033	295,397	1,957	1,458	1,406	3.19%		2.03%	1.89%
Investments	367,733	438,786	442,368	2,421	1,902	1,765	2.61%		1.72%	1.59%
Total loans (net of unearned income)(8)	692,631	677,200	666,229	11,828	9,446	9,389	6.78%		5.55%	5.61%
Other interest-earning assets	58,609	63,577	62,521	333	99	87	2.25%		0.62%	0.55%
Total average interest-earning assets	$1,813,860	$2,067,390	$2,099,212	$18,593	$13,373	$13,095	4.07%		2.57%	2.48%

Liabilities
Deposits (excluding deposit insurance and FDIC assessment)	$911,039	$1,059,300	$1,081,101	$2,753	$918	$828	1.20%		0.34%	0.30%
Deposit insurance and FDIC assessment	-	-	-	200	375	333
Total deposits	911,039	1,059,300	1,081,101	2,953	1,293	1,161	1.29%		0.49%	0.43%
Securities loaned and sold under repurchase agreements(6)	188,153	216,556	227,257	1,320	292	247	2.78%		0.54%	0.43%
Trading account liabilities(7)	78,920	88,597	95,475	316	123	122	1.59%		0.55%	0.51%
Short-term borrowings	97,079	95,471	88,553	489	88	18	2.00%		0.37%	0.08%
Long-term debt(9)	197,972	226,233	220,958	1,470	1,025	1,016	2.95%		1.80%	1.83%
Total average interest-bearing liabilities	$1,473,163	$1,686,157	$1,713,344	$6,548	$2,821	$2,564	1.76%		0.67%	0.60%

Total average interest-bearing liabilities (Excluding deposit insurance and FDIC assessment)	$1,473,163	$1,686,157	$1,713,344	$6,348	$2,446	$2,231	1.71%		0.58%	0.52%

Net interest revenue as a % of average interest-earning assets (NIM)				$12,045	$10,552	$10,531	2.63%		2.03%	2.00%

NIR as a % of average interest-earning assets (NIM) (excluding deposit insurance and FDIC assessment)				$12,245	$10,927	$10,864	2.68%		2.10%	2.06%

4Q20 increase (decrease) from:							(63)	bps	(3) bps

4Q20 increase (decrease) (excluding deposit insurance and FDIC assessment) from:							(62)	bps	(4) bps

(1)	Interest revenue includes the taxable equivalent adjustments (based on the U.S. federal statutory tax rate of 21%) of $48 million for 4Q19, $59 million for 3Q20 and $48 million for 4Q20.
(2)	Citigroup average balances and interest rates include both domestic and international operations.
(3)	Monthly averages have been used by certain subsidiaries where daily averages are unavailable.
(4)	Average rate percentage is calculated as annualized interest over average volumes.
(5)	Fourth quarter of 2020 is preliminary.
(6)

Average volumes of securities borrowed or purchased under agreements to resell and securities loaned or sold under agreements to repurchase are reported net pursuant to FIN 41; the related interest excludes the impact of ASU 2013-01 (Topic 210).

(7)

Interest expense on trading account liabilities of ICG is reported as a reduction of interest revenue. Interest revenue and interest expense on cash collateral positions are reported in trading account assets and trading account liabilities, respectively.

(8)	Nonperforming loans are included in the average loan balances.
(9)	Excludes hybrid financial instruments with changes in fair value recorded in Principal transactions.

Reclassified to conform to the current period's presentation.

DEPOSITS

(In billions of dollars)

						4Q20 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2019	2020	2020	2020	2020	3Q20	4Q19
Global Consumer Banking
North America	$160.5	$166.4	$180.5	$186.0	$194.8	5%	21%
Latin America	23.8	19.8	21.5	22.2	25.8	16%	8%
Asia (1)	106.7	107.8	112.5	117.4	123.9	6%	16%
Total	291.0	294.0	314.5	325.6	344.5	6%	18%

ICG
North America	374.2	444.6	472.2	475.7	472.2	(1%)	26%
EMEA	189.9	210.0	211.6	218.3	217.9	-	15%
Latin America	36.2	36.1	39.7	43.3	44.2	2%	22%
Asia	167.4	187.6	184.9	187.5	190.0	1%	14%
Total	767.7	878.3	908.4	924.8	924.3	-	20%

Corporate/Other	11.9	12.6	10.8	12.2	11.9	(2%)	-

Total deposits - EOP	$1,070.6	$1,184.9	$1,233.7	$1,262.6	$1,280.7	1%	20%

Total deposits - average	$1,089.5	$1,114.5	$1,233.9	$1,267.8	$1,305.3	3%	20%

Foreign currency (FX) translation impact
Total EOP deposits - as reported	$1,070.6	$1,184.9	$1,233.7	$1,262.6	$1,280.7	1%	20%
Impact of FX translation (2)	8.6	35.1	27.4	18.8	-
Total EOP deposits - Ex-FX (2)	$1,079.2	$1,220.0	$1,261.1	$1,281.4	$1,280.7	-	19%

(1)	Asia GCB includes deposits of certain EMEA countries for all periods presented.
(2)	Reflects the impact of FX translation into U.S. dollars at the fourth quarter of 2020 exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

Reclassified to conform to the current period's presentation.

EOP LOANS

(In billions of dollars)

						4Q20 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2019	2020	2020	2020	2020	3Q20	4Q19
Global Consumer Banking

North America
Credit cards	$149.2	$137.3	$128.0	$125.5	$130.4	4%	(13%)
Retail banking	50.3	50.8	53.1	53.1	52.7	(1%)	5%
Total	199.5	188.1	181.1	$178.6	$183.1	3%	(8%)

Latin America
Credit cards	6.0	4.5	4.2	$4.3	$4.8	12%	(20%)
Retail banking	11.7	9.2	9.0	9.2	9.8	7%	(16%)
Total	17.7	13.7	13.2	$13.5	$14.6	8%	(18%)

Asia(1)
Credit cards	19.9	17.3	16.8	$16.8	$17.9	7%	(10%)
Retail banking	62.8	60.2	61.5	63.5	66.5	5%	6%
Total	82.7	77.5	78.3	$80.3	$84.4	5%	2%

Total GCB consumer loans
Credit cards	175.1	159.1	149.0	$146.6	$153.1	4%	(13%)
Retail banking	124.8	120.2	123.6	125.8	129.0	3%	3%
Total GCB	299.9	279.3	272.6	$272.4	$282.1	4%	(6%)
Total Corporate/Other - consumer	9.6	9.1	8.5	7.6	6.7	(12%)	(30%)
Total consumer loans	$309.5	$288.4	$281.1	$280.0	$288.8	3%	(7%)

Corporate loans - by region
North America	$190.9	$223.5	$202.8	$195.0	$197.2	1%	3%
EMEA	87.4	93.8	88.1	86.4	87.9	2%	1%
Latin America	39.1	41.3	42.1	36.6	33.4	(9%)	(15%)
Asia	72.5	74.0	71.2	68.9	68.5	(1%)	(6%)
Total corporate loans	389.9	432.6	$404.2	$386.9	$387.0	-	(1%)

Corporate loans - by product
Corporate lending	152.6	192.2	170.3	$150.9	$138.8	(8%)	(9%)
Private bank	109.0	112.0	108.3	111.5	117.5	5%	8%
Treasury and trade solutions	74.7	75.5	71.8	68.2	71.4	5%	(4%)
Markets and securities services	53.6	52.9	53.8	56.3	59.3	5%	11%
Total corporate loans	389.9	432.6	404.2	$386.9	$387.0	-	(1%)

Total loans	$699.5	$721.0	$685.3	$666.9	$675.9	1%	(3%)

Foreign currency (FX) translation impact
Total EOP loans - as reported	$699.5	$721.0	$685.3	$666.9	$675.9	1%	(3%)
Impact of FX translation (2)	4.8	21.2	15.9	10.6	-
Total EOP loans - Ex-FX (2)	$704.3	$742.2	$701.2	$677.5	$675.9	-	(4%)

(1)	Asia GCB includes loans of certain EMEA countries for all periods presented.
(2)	Reflects the impact of FX translation into U.S. dollars at the fourth quarter of 2020 exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

Reclassified to conform to the current period's presentation.

CONSUMER LOANS 90+ DAYS DELINQUENCIES AND RATIOS

BUSINESS VIEW

(In millions of dollars, except EOP loan amounts in billions)

						EOP Loans
	4Q	1Q	2Q	3Q	4Q	4Q
	2019	2020	2020	2020	2020	2020
Global Consumer Banking(2)
Total	$2,737	$2,603	$2,466	$1,976	$2,507	$282.1
Ratio	0.91%	0.93%	0.91%	0.73%	0.89%

Retail banking(2)
Total	$438	$429	$497	$497	$632	$129.0
Ratio	0.35%	0.36%	0.40%	0.40%	0.49%
North America(2)	$146	$161	$182	$211	$299	$52.7
Ratio	0.29%	0.32%	0.35%	0.40%	0.58%
Latin America	$106	$90	$121	$105	$130	$9.8
Ratio	0.91%	0.98%	1.34%	1.14%	1.33%
Asia(3)	$186	$178	$194	$181	$203	$66.5
Ratio	0.30%	0.30%	0.32%	0.29%	0.31%

Cards
Total	$2,299	$2,174	$1,969	$1,479	$1,875	$153.1
Ratio	1.31%	1.37%	1.32%	1.01%	1.22%
North America - Citi-branded (3)	$915	$891	$784	$574	$686	$84.0
Ratio	0.95%	1.01%	0.95%	0.71%	0.82%
North America - retail services(3)	$1,012	$958	$811	$557	$644	$46.4
Ratio	1.91%	1.96%	1.79%	1.25%	1.39%
Latin America(3)	$165	$121	$160	$106	$233	$4.8
Ratio	2.75%	2.69%	3.81%	2.47%	4.85%
Asia(4)	$207	$204	$214	$242	$312	$17.9
Ratio	1.04%	1.18%	1.27%	1.44%	1.74%

Corporate/Other - consumer(2)	$278	$281	$295	$278	$313	$6.7
Ratio	3.02%	3.23%	3.60%	3.86%	5.13%

Total Citigroup(2)	$3,015	$2,884	$2,761	$2,254	$2,820	$288.8
Ratio	0.98%	1.00%	0.99%	0.81%	0.98%

(1)	The ratio of 90+ days past due is calculated based on end-of-period loans, net of unearned income.
(2)

The 90+ days past due and related ratios for North America retail banking and Corporate/Other North America exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies. See footnote 2 on page 9 and footnote 1 on page 17.

(3)

The decrease in loans 90+ days past due in North America and Latin America cards as of September 30, 2020, includes the impact of loan modifications that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

(4)	Asia includes delinquency amounts, ratios and loans of certain EMEA countries for all periods presented.

Reclassified to conform to the current period's presentation.

CONSUMER LOANS 30-89 DAYS DELINQUENCIES AND RATIOS

BUSINESS VIEW

(In millions of dollars, except EOP loan amounts in billions)

						EOP Loans
	4Q	1Q	2Q	3Q	4Q	4Q
	2019	2020	2020	2020	2020	2020

Global Consumer Banking(2)
Total	$3,001	$2,870	$2,503	$2,398	$2,517	$282.1
Ratio	1.00%	1.03%	0.92%	0.88%	0.89%

Retail banking(2)
Total	$816	$794	$918	$786	$860	$129.0
Ratio	0.66%	0.66%	0.75%	0.63%	0.67%
North America(2)	$334	$298	$440	$378	$328	$52.7
Ratio	0.67%	0.59%	0.84%	0.72%	0.63%
Latin America	$180	$140	$151	$136	$220	$9.8
Ratio	1.54%	1.52%	1.68%	1.48%	2.24%
Asia (3)	$302	$356	$327	$272	$312	$66.5
Ratio	0.48%	0.59%	0.53%	0.43%	0.47%

Cards
Total(3)	$2,185	$2,076	$1,585	$1,612	$1,657	$153.1
Ratio	1.25%	1.30%	1.06%	1.10%	1.08%
North America - Citi- branded(3)	$814	$770	$594	$624	$589	$84.0
Ratio	0.85%	0.87%	0.72%	0.77%	0.70%
North America - retail services(3)	$945	$903	$611	$610	$639	$46.4
Ratio	1.79%	1.85%	1.35%	1.37%	1.38%
Latin America(3)	$159	$132	$111	$89	$170	$4.8
Ratio	2.65%	2.93%	2.64%	2.07%	3.54%
Asia (4)	$267	$271	$269	$289	$259	$17.9
Ratio	1.34%	1.57%	1.60%	1.72%	1.45%

Corporate/Other - consumer(2)	$295	$252	$261	$198	$179	$6.7
Ratio	3.21%	2.90%	3.18%	2.75%	2.93%

Total Citigroup(2)	$3,296	$3,122	$2,764	$2,596	$2,696	$288.8
Ratio	1.07%	1.09%	0.99%	0.93%	0.94%

(1)	The ratio of 30-89 days past due is calculated based on end-of-period loans, net of unearned income.
(2)

The 30-89 days past due and related ratios for North America retail banking and Corporate/Other North America exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies. See footnote 2 on page 9 and footnote 1 on page 17.

(3)

The decrease in loans 30-89 days past due in North America and Latin America cards beginning at June 30, 2020, includes the impact of loan modifications that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

(4)	Asia includes delinquency amounts, ratios and loans of certain EMEA countries for all periods presented.

Reclassified to conform to the current period's presentation.

ALLOWANCE FOR CREDIT LOSSES ON LOANS AND UNFUNDED LENDING COMMITMENTS Page 1

(In millions of dollars)

						4Q20 Increase/		Full	Full	YTD 2020 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2019 Increase/
	2019	2020(2)	2020(2)	2020(2)	2020	3Q20	4Q19	2019	2020	(Decrease)

Total Citigroup
Allowance for credit losses on loans (ACLL) at beginning of period	$12,530	$12,783	$20,380	$26,298	$26,426			$12,315	$12,783
Adjustments to opening balance
Financial instruments—credit losses (CECL)(1)	-	4,201	-	-	-			-	4,201
Variable post-charge-off third-party collection costs(2)	-	(443)	-	-	-			-	(443)
Adjusted ACLL at beginning of period	12,530	16,541	20,380	26,298	26,426	-	NM	12,315	16,541	34%

Gross credit (losses) on loans	(2,361)	(2,479)	(2,528)	(2,367)	(1,889)	20%	20%	(9,341)	(9,263)	1%
Gross recoveries on loans	417	420	367	448	417	(7%)	-	1,573	1,652	5%
Net credit (losses) / recoveries on loans (NCLs)	(1,944)	(2,059)	(2,161)	(1,919)	(1,472)	(23%)	(24%)	(7,768)	(7,611)	(2%)
NCLs	1,944	2,059	2,161	1,919	1,472	(23%)	(24%)	7,768	7,611	(2%)
Net reserve builds / (releases) for loans	112	4,094	5,195	164	(1,818)	NM	NM	364	7,635	NM
Net specific reserve builds / (releases) for loans	67	224	634	(152)	(30)	80%	NM	86	676	NM
Provision for credit losses on loans (PCLL)	2,123	6,377	7,990	1,931	(376)	NM	NM	8,218	15,922	94%
Other, net(3)(4)(5)(6)(7)(8)	74	(479)	89	116	378	NM	NM	18	104
ACLL at end of period (a)	$12,783	$20,380	$26,298	$26,426	$24,956			$12,783	$24,956

Allowance for credit losses on unfunded lending commitments (ACLUC)(9)(10) (a)	$1,456	$1,813	$1,859	$2,299	$2,655			$1,456	$2,655

Provision (release) for credit losses on unfunded lending commitments	$74	$557	$113	$424	$352			$92	$1,446

Total allowance for credit losses on loans, leases and unfunded lending commitments [sum of (a)]	$14,239	$22,193	$28,157	$28,725	$27,611			$14,239	$27,611

Total ACLL as a percentage of total loans(11)	1.84%	2.84%	3.87%	4.00%	3.73%

Consumer
ACLL at beginning of period	$9,727	$9,897	$16,929	$19,474	$19,488	-		$9,504	$9,897
Adjustments to opening balance
Financial instruments—credit losses (CECL)(1)	-	4,922	-	-	-	-	-	-	4,922	NM
Variable post-charge-off third-party collection costs(2)	-	(443)	-	-	-	-	-	-	(443)	NM
Adjusted ACLL at beginning of period	9,727	14,376	16,929	19,474	19,488		100%	9,504	14,376	51%

NCLs	(1,830)	(1,932)	(1,837)	(1,594)	(1,262)	(21%)	(31%)	(7,376)	(6,625)	(10%)
NCLs	1,830	1,932	1,837	1,594	1,262	(21%)	(31%)	7,376	6,625	(10%)
Net reserve builds/ (releases) for loans	107	2,826	2,312	(103)	(289)	NM	NM	268	4,746	NM
Net specific reserve builds / (releases) for loans	11	176	148	9	61	NM	NM	107	394	NM
Provision for credit losses on loans (PCLL)	1,948	4,934	4,297	1,500	1,034	(31%)	(47%)	7,751	11,765	52%
Other, net(3)(4)(5)(6)(7)(8)	52	(449)	85	108	294	NM	NM	18	38	NM
ACLL at end of period (b)	$9,897	$16,929	$19,474	$19,488	$19,554			$9,897	$19,554

Consumer ACLUC(9) (b)	$4	$-	$-	$-	$1			$4	$1

Provision (release) for credit losses on unfunded lending commitments	$2	$(1)	$-	$5	$1			$1	$5

Total allowance for credit losses on loans, leases and unfunded lending commitments [sum of (b)]	$9,901	$16,929	$19,474	$19,488	$19,555			$9,901	$19,555

Consumer ACLL as a percentage of total consumer loans	3.20%	5.87%	6.93%	6.96%	6.77%

Corporate
ACLL at beginning of period	$2,803	$2,886	$3,451	$6,824	$6,938			$2,811	$2,886
Adjustment to opening balance for CECL adoption(1)	-	(721)	-	-	-	-	-	-	(721)	NM
Adjusted ACLL at beginning of period	2,803	2,165	3,451	6,824	6,938	2%	NM	2,811	2,165	(23%)

NCLs	(114)	(127)	(324)	(325)	(210)	(35%)	84%	(392)	(986)	NM
NCLs	114	127	324	325	210	(35%)	84%	392	986	NM
Net reserve builds / (releases) for loans	5	1,268	2,883	267	(1,529)	NM	NM	96	2,889	NM
Net specific reserve builds / (releases) for loans	56	48	486	(161)	(91)	43%	NM	(21)	282	NM
Provision for credit losses on loans (PCLL)	175	1,443	3,693	431	(1,410)	NM	NM	467	4,157	NM
Other, net(3)	22	(30)	4	8	84			-	66
ACLL at end of period (c)	$2,886	$3,451	$6,824	$6,938	$5,402			$2,886	$5,402

Corporate ACLUC(9)(10) (c)	$1,452	$1,813	$1,859	$2,299	$2,654			$1,452	$2,654

Provision (release) for credit losses on unfunded lending commitments	$72	$558	$113	$419	$351			$91	$1,441

Total allowance for credit losses on loans, leases and unfunded lending commitments [sum of (c)]	$4,338	$5,264	$8,683	$9,237	$8,056			$4,338	$8,056

Corporate ACLL as a percentage of total corporate loans(11)	0.75%	0.81%	1.71%	1.82%	1.42%
Footnotes to this table are on the following page (page 24).

ALLOWANCE FOR CREDIT LOSSES ON LOANS AND UNFUNDED LENDING COMMITMENTS

The following footnotes relate to the table on the preceding page (page 23):

(1)	On January 1, 2020, Citi adopted Accounting Standards Update (ASU) No. 2016-13, Financial Instruments – Credit Losses (CECL) (Topic 326). The ASU introduces a new credit loss methodology requiring earlier recognition of credit losses while also providing additional transparency about credit risk. On January 1, 2020, Citi recorded a $4.1 billion, or an approximate 29%, pretax increase in the Allowance for credit losses, along with a $3.1 billion after-tax decrease in Retained earnings and a deferred tax asset increase of $1.0 billion. This transition impact reflects (i) a $4.9 billion build to the Allowance for credit losses for Citi’s consumer exposures, primarily driven by the impact on credit card receivables of longer estimated tenors under the CECL lifetime expected credit loss methodology compared to shorter estimated tenors under the probable loss methodology under prior U.S. GAAP, net of recoveries; and (ii) a release of $0.8 billion of reserves related to Citi’s corporate net loan loss exposures, largely due to more precise contractual maturities that result in shorter remaining tenors, incorporation of recoveries and use of more specific historical loss data based on an increase in portfolio segmentation across industries and geographies.

Attribution of the allowance is made for analytical purposes only, and the entire allowance is available to absorb losses in the portfolios. The balances on page 23 do not include approximately $0.2 billion of allowance for HTM debt securities and other assets at December 31, 2020.

(2)	See footnote1 on page 1.
(3)	Includes all adjustments to the allowance for credit losses, such as changes in the allowance from acquisitions, dispositions, securitizations, foreign currency translation (FX translation), purchase accounting adjustments, etc.

(4)	4Q19 consumer includes a reduction of approximately $33 million related to the sale or transfers to HFS of various loan portfolios. In addition, the fourth quarter includes an increase of approximately $86 million related to FX translation. The corporate allowance is predominantly sourced in U.S. dollars.

(5)	1Q20 consumer includes a decrease of approximately $456 million related to FX translation. The corporate allowance is predominantly sourced in U.S. dollars.

(6)	2Q20 consumer includes an increase of approximately $86 million related to FX translation. The corporate allowance is predominantly sourced in U.S. dollars.

(7)	3Q20 consumer includes an increase of approximately $108 million related to FX translation. The corporate allowance is predominantly sourced in U.S. dollars.

(8)	4Q20 consumer includes an increase of approximately $292 million related to FX translation.

(9)	Represents additional credit reserves recorded as other liabilities on the Consolidated Balance Sheet.

(10)	The June 30, 2020 corporate ACLUC includes a non-provision transfer of $68 million, representing reserves on performance guarantees as of March 31, 2020. The reserves on these contracts were reclassified out of the allowance for credit losses on unfunded lending commitments and into other liabilities as of June 30, 2020.
(11)	December 31, 2019, March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020 exclude $4.1 billion, $4.0 billion,$5.8 billion, $5.5 billion and $6.9 billion, respectively, of loans that are carried at fair value.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

COMPONENTS OF PROVISION FOR CREDIT LOSSES ON LOANS

(In millions of dollars)

						4Q20 Increase/		Full	Full	YTD 2020 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2019 Increase/
	2019	2020(1)	2020(1)	2020(1)	2020	3Q20	4Q19	2019	2020	(Decrease)

Global Consumer Banking
Net credit losses	$1,842	$1,934	$1,842	$1,598	$1,272	(20%)	(31%)	$7,382	$6,646	(10%)
Credit reserve build / (release)	120	2,811	2,299	34	(193)	NM	NM	439	4,951	NM
North America
Net credit losses	1,408	1,490	1,448	1,182	870	(26%)	(38%)	5,583	4,990	(11%)
Credit reserve build / (release)	109	2,371	1,839	(10)	(85)	NM	NM	469	4,115	NM
Retail Banking
Net credit losses	42	37	33	31	31	-	(26%)	161	132	(18%)
Credit reserve build / (release)	(2)	178	179	(17)	(38)	NM	NM	(10)	302	NM
Citi-Branded Cards
Net credit losses	723	781	780	647	500	(23%)	(31%)	2,864	2,708	(5%)
Credit reserve build / (release)	115	1,287	1,310	49	(39)	NM	NM	396	2,607	NM
Citi Retail Services
Net credit losses	643	672	635	504	339	(33%)	(47%)	2,558	2,150	(16%)
Credit reserve build / (release)	(4)	906	350	(42)	(8)	81%	(100%)	83	1,206	NM
Latin America
Net credit losses	259	271	205	228	162	(29%)	(37%)	1,109	866	(22%)
Credit reserve build / (release)	(5)	256	209	(66)	(83)	(26%)	NM	(38)	316	NM
Retail Banking
Net credit losses	116	127	92	90	68	(24%)	(41%)	494	377	(24%)
Credit reserve build / (release)	(22)	118	133	(41)	(73)	(78%)	NM	(63)	137	NM
Citi-Branded Cards
Net credit losses	143	144	113	138	94	(32%)	(34%)	615	489	(20%)
Credit reserve build / (release)	17	138	76	(25)	(10)	60%	NM	25	179	NM
Asia (2)
Net credit losses	175	173	189	188	240	28%	37%	690	790	14%
Credit reserve build / (release)	16	184	251	110	(25)	NM	NM	8	520	NM
Retail Banking
Net credit losses	69	66	75	69	86	25%	25%	255	296	16%
Credit reserve build / (release)	7	101	76	37	(4)	NM	NM	19	210	NM
Citi-Branded Cards
Net credit losses	106	107	114	119	154	29%	45%	435	494	14%
Credit reserve build / (release)	9	83	175	73	(21)	NM	NM	(11)	310	NM

Institutional Clients Group
Net credit losses	115	127	324	326	210	(36%)	83%	394	987	NM
Credit reserve build / (release)	57	1,316	3,370	106	(1,620)	NM	NM	71	3,172	NM

Corporate / Other
Net credit losses	(13)	(2)	(5)	(5)	(10)	(100%)	23%	(8)	(22)	NM
Credit reserve build / (release)	2	191	160	(128)	(35)	73%	NM	(60)	188	NM

Total provision for credit losses on loans	$2,123	$6,377	$7,990	$1,931	$(376)	NM	NM	$8,218	$15,922	94%

(1)	See footnote1 on page 1.
(2)	Asia GCB includes NCLs and credit reserve builds (releases) for certain EMEA countries for all periods presented.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

NON-ACCRUAL ASSETS

(In millions of dollars)

						4Q20 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2019	2020	2020	2020	2020	3Q20	4Q19
Non-accrual loans (1)
Corporate non-accrual loans by region
North America	$1,214	$1,138	$2,466	$2,018	$1,928	(4%)	59%
EMEA	430	720	812	720	661	(8%)	54%
Latin America	473	447	585	609	719	18%	52%
Asia	71	179	153	237	219	(8%)	NM
Total	$2,188	$2,484	$4,016	$3,584	$3,527	(2%)	61%

Consumer non-accrual loans by region (1)
North America	$905	$926	$928	$934	$1,059	13%	17%
Latin America	632	489	608	493	774	57%	22%
Asia (2)	279	284	293	263	308	17%	10%
Total	$1,816	$1,699	$1,829	$1,690	$2,141	27%	18%

Other real estate owned (OREO) (3)
Institutional Clients Group	$18	$19	$17	$13	$11	(15%)	(39%)
Global Consumer Banking	6	4	4	11	10	(9%)	67%
Corporate/Other	37	27	23	18	22	22%	(41%)
Total	$61	$50	$44	$42	$43	2%	(30%)

OREO by region
North America	$39	$35	$32	$22	$19	(14%)	(51%)
EMEA	1	1	-	-		-	(100%)
Latin America	14	6	6	8	7	(13%)	(50%)
Asia	7	8	6	12	17	42%	NM
Total	$61	$50	$44	$42	$43	2%	(30%)

Non-accrual assets (NAA)(4)
Corporate non-accrual loans	$2,188	$2,484	$4,016	$3,584	$3,527	(2%)	61%
Consumer non-accrual loans	1,816	1,699	1,829	1,690	2,141	27%	18%
Non-accrual loans (NAL)	4,004	4,183	5,845	5,274	5,668	7%	42%
OREO	61	50	44	42	43	2%	(30%)
Non-Accrual Assets (NAA)	$4,065	$4,233	$5,889	$5,316	$5,711	7%	40%

NAL as a percentage of total loans	0.57%	0.58%	0.85%	0.79%	0.84%
NAA as a percentage of total assets	0.21%	0.19%	0.26%	0.24%	0.25%

Allowance for loan losses as a percentage of NAL	319%	487%	450%	501%	440%

(1)	Corporate loans are placed on non-accrual status based upon a review by Citigroup's risk officers. Corporate non-accrual loans may still be current on interest payments. With limited exceptions, the following practices are applied for consumer loans: consumer loans, excluding credit cards and mortgages, are placed on non-accrual status at 90 days past due, and are charged off at 120 days past due; residential mortgage loans are placed on non-accrual status at 90 days past due and written down to net realizable value at 180 days past due. Consistent with industry conventions, Citigroup generally accrues interest on credit card loans until such loans are charged off, which typically occurs at 180 days contractual delinquency. As such, the non-accrual loan disclosures do not include credit card loans.
(2)	Asia GCB includes balances for certain EMEA countries for all periods presented.
(3)	Represents the carrying value of all property acquired by foreclosure or other legal proceedings when Citigroup has taken possession of the collateral. Also includes former premises and property for use that is no longer contemplated.
(4)	There is no industry-wide definition of non-accrual assets. As such, analysis against the industry is not always comparable.

NM   Not meaningful.

Reclassified to conform to the current period's presentation.

CITIGROUP

CET1 CAPITAL AND SUPPLEMENTARY LEVERAGE RATIOS, TANGIBLE COMMON EQUITY, BOOK VALUE PER

SHARE AND TANGIBLE BOOK VALUE PER SHARE

(In millions of dollars or shares, except per share amounts and ratios)

	December 31,	March 31,	June 30,	September 30,	December 31,
Common Equity Tier 1 Capital Ratio and Components (1)	2019	2020(2)	2020(2)	2020(2)	2020(3)
Citigroup common stockholders' equity (4)	$175,414	$174,846	$173,877	$176,047	$180,441
Add: qualifying noncontrolling interests	154	138	145	141	141
Regulatory capital adjustments and deductions:
Add:
CECL transition and 25% provision deferral (5)	-	4,112	5,503	5,638	5,351
Less:
Accumulated net unrealized gains (losses) on cash flow hedges, net of tax (6)	123	2,020	2,094	1,859	1,593
Cumulative unrealized net gain (loss) related to changes in fair value of financial
liabilities attributable to own creditworthiness, net of tax (7)	(679)	2,838	393	29	(1,109)
Intangible assets:
Goodwill, net of related deferred tax liabilities (DTLs)(8)	21,066	20,123	20,275	20,522	21,118
Identifiable intangible assets other than mortgage servicing rights
(MSRs), net of related DTLs	4,087	3,953	3,866	4,248	4,175
Defined benefit pension plan net assets	803	1,052	960	949	921
Deferred tax assets (DTAs) arising from net operating loss, foreign tax credit
and general business credit carry-forwards	12,370	12,257	12,315	12,061	11,766
Common Equity Tier 1 Capital (CET1)	$137,798	$136,853	$139,622	$142,158	$147,469
Risk-Weighted Assets (RWA)(5)(10)	$1,166,523	$1,223,940	$1,205,192	$1,210,315	$1,245,978
Common Equity Tier 1 Capital ratio (CET1/RWA)	11.81%	11.18%	11.59%	11.75%	11.8%

Supplementary Leverage Ratio and Components
Common Equity Tier 1 Capital (CET1)(5)	$137,798	$136,853	$139,622	$142,158	$147,469
Additional Tier 1 Capital (AT1)(9)	18,007	17,609	17,988	18,153	19,778
Total Tier 1 Capital (T1C) (CET1 + AT1)	$155,805	$154,462	$157,610	$160,311	$167,247
Total Leverage Exposure (TLE)(5)(11)	$2,507,891	$2,585,888	$2,367,557	$2,347,872	$2,386,785
Supplementary Leverage ratio (T1C/TLE)	6.21%	5.97%	6.66%	6.83%	7.0%

Tangible Common Equity, Book Value Per Share and Tangible Book Value Per Share
Common stockholders' equity	$175,262	$174,695	$173,726	$175,896	$180,285
Less:
Goodwill	22,126	21,264	21,399	21,624	22,162
Intangible assets (other than MSRs)	4,327	4,193	4,106	4,470	4,411
Tangible common equity (TCE)	$148,809	$149,238	$148,221	$149,802	$153,712
Common shares outstanding (CSO)	2,114.1	2,081.8	2,081.9	2,082.0	2,082.1
Book value per share (common equity/CSO)	$82.90	$83.92	$83.45	$84.48	$86.59
Tangible book value per share (TCE/CSO)	$70.39	$71.69	$71.20	$71.95	$73.83

(1)	See footnote 4 on page 1.
(2)	See footnote 1 on page 1.
(3)	Preliminary.
(4)	Excludes issuance costs related to outstanding preferred stock in accordance with Federal Reserve Board regulatory reporting requirements.
(5)	See footnote 6 on page 1.
(6)	Common Equity Tier 1 Capital is adjusted for accumulated net unrealized gains (losses) on cash flow hedges included in accumulated other comprehensive income that relate to the hedging of items not recognized at fair value on the balance sheet.
(7)	The cumulative impact of changes in Citigroup’s own creditworthiness in valuing liabilities for which the fair value option has been elected, and own-credit valuation adjustments on derivatives, are excluded from Common Equity Tier 1 Capital, in accordance with U.S. Basel III rules.
(8)	Includes goodwill “embedded” in the valuation of significant common stock investments in unconsolidated financial institutions.
(9)	Additional Tier 1 Capital primarily includes qualifying noncumulative perpetual preferred stock and qualifying trust preferred securities.
(10)	RWA excludes assets acquired pursuant to a non-recourse loan provided under the Money Market Mutual Fund Liquidity Facility. In addition, loans originated under the Paycheck Protection Program receive a 0% risk weight.
(11)	Commencing with the second quarter of 2020, Citigroup's TLE reflects the benefit of the temporary exclusion of U.S. Treasuries and deposits at Federal Reserve banks under the FRB interim final rule. In addition, TLE excludes assets acquired pursuant to a non-recourse loan provided under the Money Market Mutual Fund Liquidity Facility, as well as exposures pledged as collateral pursuant to a non-recourse loan that is provided as part of the Paycheck Protection Program Liquidity Facility.

Reclassified to conform to the current period's presentation.